                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                                Amendment No. 1

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  JUNE 30, 1995
                                                -----------------------------


                            STORAGE EQUITIES, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


       CALIFORNIA                  1-8389                95-3551121
       ----------                  ------                ----------
(State or other jurisdiction     (Commission          (I.R.S. Employer
     of incorporation)           File Number)       Identification Number)


            600 NORTH BRAND BLVD., GLENDALE, CALIFORNIA 91203-1241
            ------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:  (818) 244-8080
                                                   ----------------

                                      N/A
                                      ---

         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
         ------------

     a.  Proposed Merger and Restructure
         -------------------------------

     Storage Equities, Inc. (the "Company") has entered into an Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and the Company, dated as of June 30, 1995 (the "Agreement and Plan of Reorganization"). The Agreement and Plan of Reorganization and the related Agreement of Merger are filed as Exhibit 2 hereto and are incorporated herein by this reference.

                                                                        Pages
                                                                      References
                                                                      ----------
b.   Historical and Pro Forma Financial Statements
     ---------------------------------------------

     Operating Companies to be Acquired
     ----------------------------------

     Report of independent auditors                                        4

     Combined Statements of Assets, Liabilities and Deficit
        at December 31, 1994, 1993 and June 30, 1995                       5

     For the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994:

     Combined Statements of Operations                                     6

     Combined Statements of Cash Flows                                     7

     Notes to Financial Statements                                         8


     Real Estate Interests to be Acquired
     ------------------------------------

     Report of independent auditors                                       12

     Combined Summaries of Historical Information Relating to Real
        Estate Interests to be Acquired for the years ended
        December 31, 1994, 1993, 1992 and six months ended
        June 30, 1995 and 1994                                            13

     Notes to Combined Summaries of Historical Information relating to
        Real Estate Interests to be Acquired                              14

     Pro Forma Consolidated Financial Statements                          16


c.   Management's Discussion and Analysis of Financial Condition
     -----------------------------------------------------------
     and Results of Operations                                            46
     -------------------------

                        REPORT OF INDEPENDENT AUDITORS

The Stockholder
Public Storage, Inc.


We have audited the accompanying combined statements of assets, liabilities and deficit of the property management and advisory businesses of Public Storage, Inc. (Operating Companies to be Acquired) as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


The accompanying financial statements of the Operating Companies to be Acquired were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Storage Equities, Inc.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Companies to be Acquired at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                    ERNST & YOUNG LLP


Los Angeles, California
July 10, 1995

                       OPERATING COMPANIES TO BE ACQUIRED
             COMBINED STATEMENTS OF ASSETS, LIABILITIES AND DEFICIT
                           (IN THOUSANDS OF DOLLARS)

                                                            AS OF DECEMBER 31,
                                               AS OF      --------------------
                                           JUNE 30,1995     1994        1993
                                           ------------   --------    --------
                                            (unaudited)
Assets:
   Cash (substantially restricted)         $  1,204       $  1,388    $  1,498
   Receivables from affiliates                2,642          3,033       2,751
   Other assets                                  88            202         559
                                           --------       --------    --------
      Total assets                         $  3,934       $  4,623    $  4,808
                                           ========       ========    ========
Liabilities
   Accounts payable                        $    555       $  1,167    $  1,281
   Interest payable                             508            527         561
   Senior Secured Notes due 2003
    (net of $329, $359 and $519 of
    issuance costs at June 30,
    1995, December 31, 1994 and
    1993, respectively)                      67,671         70,141      74,481
                                           --------       --------    --------
      Total liabilities                      68,734         71,835      76,323
                                           --------       --------    --------
   Deficit                                  (64,800)       (67,212)    (71,515)
                                           --------       --------    --------
      Total liabilities and deficit        $  3,934       $  4,623    $  4,808
                                           ========       ========    ========

                            See Accompanying notes.

                      OPERATING COMPANIES TO BE ACQUIRED
                       COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)


                                      SIX MONTHS ENDED
                                          JUNE 30            YEARS ENDED DECEMBER 31,
                                    ------------------    -----------------------------
                                      1995       1994       1994       1993       1992
                                    -------    -------    -------    -------    -------
                                         (unaudited)
Revenues
  Facility management fees,
   primarily from affiliates        $14,787    $13,620    $28,356    $26,012    $24,162

  Advisory fee from affiliate         3,426      2,356      4,983      3,619      2,612
  Merchandise operations              1,013        907      1,872      1,564      1,263
  Interest income                        61         55        199          2         31
                                    -------    -------    -------    -------    -------
    Total revenues                   19,287     16,938     35,410     31,197     28,068
                                    -------    -------    -------    -------    -------
Expenses
  Cost of managing facilities         2,582      2,840      5,431      5,615      5,839
  Cost of advisory services and
   administrative expenses            1,090        817      1,850      1,410        975
  Cost of merchandise                   501        435        866        800        689
  Interest expense                    2,509      2,668      5,255        567      7,181
                                    -------    -------    -------    -------    -------
    Total expenses                    6,682      6,760     13,402      8,392     14,684
                                    -------    -------    -------    -------    -------
    Excess of revenues over
     expenses before
     extraordinary item              12,605     10,178     22,008     22,805     13,384

    Extraordinary items
     Gain on retirement of debt           -          -          -     14,440      3,311
                                    -------    -------    -------    -------    -------
    Excess of revenues over
     expenses                       $12,605    $10,178    $22,008    $37,245    $16,695
                                    =======    =======    =======    =======    =======

                            See Accompanying notes.

                                 OPERATING COMPANIES TO BE ACQUIRED
                                 COMBINED STATEMENTS OF CASH FLOWS
                                     (IN THOUSANDS OF DOLLARS)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30              YEARS ENDED DECEMBER 31,
                                                             --------------------    --------------------------------
                                                               1995        1994        1994        1993        1992
                                                             --------     -------    --------    --------    --------
                                                                   (unaudited)
Cash flows from operating activities:
   Excess of revenues over expenses                          $ 12,605     $10,178    $ 22,008    $ 37,245    $ 16,695
   Adjustments to reconcile excess of
    revenues over expenses to net cash
    provided by operating activities:
      Depreciation and amortization                                55         279         522          71       1,495
      Gain on retirement of debt                                    -           -           -     (14,440)     (3,311)
      Changes in working capital components                      (151)        (59)       (435)          8        (386)
                                                             --------     -------    --------    --------    --------

         Total adjustments                                        (96)        220          87     (14,361)     (2,202)
                                                             --------     -------    --------    --------    --------

         Net cash provided by operating activities             12,509      10,398      22,095      22,884      14,493
                                                             --------     -------    --------    --------    --------
Cash flows from financing activities:
   Repurchase of debt                                               -           -           -     (42,905)     (6,143)
   Issuance of Senior Secured Notes, net of
      issuance costs                                                -           -           -      74,475           -
   Principal payments on Senior Secured Notes                  (2,500)     (2,250)     (4,500)          -           -
   Net distributions to affiliates                            (10,193)     (4,292)    (17,705)    (53,277)     (8,082)
                                                             --------     -------    --------    --------    --------

         Net cash used in financing activities                (12,693)     (6,542)    (22,205)    (21,707)    (14,225)
                                                             --------     -------    --------    --------    --------

   Net increase (decrease) in cash                               (184)      3,856        (110)      1,177         268

   Cash at beginning of period
    (including restricted cash)                                 1,388       1,498       1,498         321          53
                                                             --------     -------    --------    --------    --------
   Cash at end of period (including
    restricted cash)                                         $  1,204     $ 5,354    $  1,388    $  1,498    $    321
                                                             ========     =======    ========    ========    ========
Supplemental disclosure:

   Interest paid                                             $  2,498     $ 2,570    $  5,129    $  1,168    $  5,962
                                                             ========     =======    ========    ========    ========

   Restricted cash                                           $    576     $ 1,008    $      -    $  1,111    $      -
                                                             ========     =======    ========    ========    ========

                            See Accompanying notes.

                       OPERATING COMPANIES TO BE ACQUIRED
                     NOTES TO COMBINED FINANCIAL STATEMENTS

A.   Basis of Presentation

     The financial statements include the property management operations of Public Storage Management, Inc. ("PSMI") and Public Storage Commercial Properties Group, Inc. ("PSCP"), the advisory business of Public Storage Adviser, Inc. ("Adviser") and merchandise sales operations of PSMI (collectively "Operating Companies"). PSMI, PSCP and Adviser are subsidiaries of Public Storage, Inc. ("PSI"). Under an Agreement and Plan of Reorganization dated June 30, 1995, the Operating Companies, along with real estate assets owned by PSI (other than its interest in Storage Equities, Inc.) ("Real Estate Interests"), would be acquired by Storage Equities, Inc. ("SEI"), a California corporation organized as a real estate investment trust (the "Merger").

     The accompanying financial statements have been prepared from the books and records of the Operating Companies and present the assets, liabilities and deficit of the Operating Companies as of December 31, 1994 and 1993 and June 30, 1995, and the related revenues and expenses for the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994. Accordingly, these statements do not purport to represent the financial position or results of operations of PSI or any of its subsidiaries. The Combined Statements of Operations may not necessarily be indicative of the revenues and expenses that would have resulted had the Operating Companies operated as a stand-alone entity. Information subsequent to December 31, 1994 is unaudited.

     PSMI operated and managed, at June 30, 1995, pursuant to property management agreements, 1,074 self-storage mini-warehouses, including 1,014 facilities owned by SEI, PSI or entities affiliated with PSI. It operated all of the United States mini-warehouses operating under the "Public Storage" name and all of those in which SEI has an interest.

     PSCP operated and managed, at June 30, 1995, pursuant to property management agreements, 45 commercial office buildings and light industrial business parks, including 35 facilities owned by SEI, PSI or entities affiliated with PSI, which operate under the Public Storage name in the United States and all commercial facilities in which SEI has an interest.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee (see Advisory Contract) and pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

     PSMI sells merchandise (primarily locks and boxes) to customers and tenants at substantially all of the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space and are provided as a convenience to the tenants.

B.   Summary of Significant Accounting Policies

     1. Method of Accounting. The financial statements are prepared in accordance with generally accepted accounting principles.
     2. Cash and cash equivalents. Cash and cash equivalents consist of demand deposits and cash investments which are highly liquid investments with a maturity of three months or less. Cash is invested in commercial paper and US Government securities.
     3. Depreciation and amortization. Depreciation expense represents depreciation on equipment and is provided on a straight-line basis over the estimated useful life of three years. Amortization expense represents amortization of debt issuance costs and is provided on the effective interest method over the life of the debt.

     4. Allocated costs. Included in the accompanying Statements of Operations are allocations of expenses for corporate overhead, including salaries of support personnel, facilities and other expenses, incurred by the Operating Companies. The personnel and facilities subject to these allocations support other entities affiliated with PSI. In management's opinion, the allocation methodology, which is based on the estimated utilization of such services and costs, provides a reasonable allocation of the costs that were incurred by the Operating Companies.
     5. Income taxes. The financial statements exclude the effects of income taxes since they reflect a partial presentation (after allocated costs).
     6. Deficit. Deficit represents the excess of assets over liabilities and reflects the effect of net distributions, capital transactions, and loans between the Operating Companies and affiliated companies.

  C. Long-term Debt

     During 1992 and 1993, debt of PSMI was extinguished through a series of purchases from unaffiliated note holders, resulting in "extraordinary" gains from retirement of debt of $3.3 million and $14.4 million in 1992 and 1993, respectively.

     In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003 ("Notes"). The Notes bear interest at 7.08%, with interest and principal payments due semi-annually. The Notes are collateralized by cash flow rights from the property management agreements for mini-warehouses and other assets of PSI, including trademarks and marketable and non-marketable securities of affiliates. The Notes have various restrictive covenants on dividends, investments and additional indebtedness. As required by the Notes, cash is segregated between the amount which must be invested pursuant to the terms of the Notes (restricted cash) and an amount which may be used to declare dividends or invested without restriction. Restricted funds of $1.1 million, $1.0 million and $0.6 million are included in cash as of December 31, 1993, June 30, 1994 and 1995, respectively. In addition, the Notes contain various financial covenants. PSMI is in compliance with all covenants.

     As of December 31, 1994, the scheduled principal payments of the Notes were as follows:

                       1995            $ 5,000,000
                       1996              5,750,000
                       1997              6,500,000
                       1998              7,250,000
                       1999              8,000,000
                       Thereafter       38,000,000
                                       -----------
                                       $70,500,000
                                       ===========

D.   Management Agreements

     The property management agreements generally provide for compensation equal to six percent of the gross revenues of the mini-warehouse facilities managed, and five percent of the gross revenues of the commercial facilities managed. Management fees of $26,835,000, $24,554,000, $22,656,000, $14,019,000 and $12,866,000 were earned on properties in which
     PSI and SEI have an interest for the years ended December 31, 1994, 1993, 1992 and for the six months ended June 30, 1995 and 1994, respectively. The management agreements, except as noted below, are cancelable by either party upon sixty days notice.

     For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     For the duration of the management agreements, PSMI grants to the property owners a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name. Upon termination of the management agreement, the property owner would no longer have the right to use the service marks and related designs, except as described below.

     In February 1995, the management agreements of sixteen companies (including
     SEI) were amended to revise the termination provision. The management agreements, as amended, provide that the agreements with respect to properties directly owned by the sixteen companies will expire seven years from the date modified, provided that on each anniversary of such modification, it shall be automatically extended for one year (thereby maintaining a seven year term) unless either party notifies the other that the agreement is not being extended. With respect to properties in which SEI has an interest, but are not wholly-owned by SEI, the management agreements may be terminated upon sixty days notice by SEI and upon seven years notice by the Operating Companies. The management agreements of the sixteen companies may also be terminated by either party for cause, but if terminated by the property owner, for cause, the property owner will retain the rights to use the PSI service marks until the scheduled expiration date.

     Regardless of the termination provisions, all management agreements with PSI affiliated entities are subject to termination upon the sale of the facilities.

E.   Advisory Contract

     Pursuant to an advisory contract, the Adviser, for an advisory fee, directs SEI, under the supervision of SEI's Board of Directors, with respect to its investments and daily corporate operations. The contract provides for the monthly payment of advisory fees equal to the sum of (i) 12.75% of SEI's adjusted income (as defined, and after reduction for SEI's share of capital improvements) per share of SEI common stock on the first 14,989,454 shares outstanding and (ii) 6% of adjusted income per share on common shares in excess of 14,989,454 of SEI common stock. The advisory contract provides that, in computing the advisory fee, adjusted income will be reduced by dividends paid on all SEI preferred stock and that the Adviser will also receive an amount equal to 6% of such dividends.

     The Adviser is not entitled to its advisory fee with respect to services rendered during any quarter in which full cumulative dividends on SEI's senior preferred stock have not been paid or declared and funds therefor set aside for payment.

     The Adviser is also entitled to a disposition fee equal to 20% of the total net realized gain (as defined) from the disposition of SEI's investments. Payment of the disposition fees is subject to limitations based on SEI's distributions.

     The advisory contract may be terminated at any time by either party upon sixty days written notice. Except under certain conditions, upon termination, the Adviser generally will be entitled to receive (i) an amount equal to the accrued and unpaid portion of the disposition fee, (ii) an amount equal to 20% of the total net unrealized gain (as defined), less 20% of unrealized losses (as defined) and (iii) an amount equal to 15% of adjusted income (as defined) from October 1, 1991 to the date of termination minus the advisory fee paid from October 1, 1991 to the date of termination.

     The Adviser pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

F.   Contingencies

     PSI and PSMI have entered into various operating leases including a lease for the facilities utilized by personnel of the Operating Companies. Rent of $748,000, $725,000, $777,000, $336,000 and $356,000 is included in the
     Statements of Operations for the years ended December 31, 1994, 1993, and 1992 and the six months ended June 30, 1995 and 1994, respectively, related to these leases.

     Minimum lease payments due under these leases as of December 31, 1994 are:

                               1995     $841,000
                               1996      397,000
                               1997      129,000
                               1998      107,000
                               1999        5,000

     In connection with the management of mini-warehouses, the Operating Companies have established trust accounts to collect, from various property owners, on a monthly basis, amounts for property tax payments. Payments of the property tax bills which generally occur annually or semi-annually are made from these accounts. Funds relating to these property tax impounds held on behalf of non-affiliates and affiliates in the approximate amounts of $913,000 and $1,000,000, respectively, at December 31, 1994 and $891,000 and $1,183,000, respectively, at December 31, 1993. The impounds are not reflected in the accompanying Statement of Assets, Liabilities and Deficit.

     The Operating Companies are involved in various legal proceedings arising from the normal course of business. In the opinion of management, the ultimate outcome of these proceedings will not have a material effect on the Operating Companies' financial position, results of operations or its liquidity.

                         REPORT OF INDEPENDENT AUDITORS

  The Stockholder
  Public Storage, Inc.

  We have audited the accompanying combined summaries of historical information relating to real estate interests to be acquired (the "Combined Summaries") for each of the three years in the period ended December 31, 1994. The Combined Summaries are the responsibility of management. Our responsibility is to express an opinion on the Combined Summaries based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summaries presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying Combined Summaries were prepared for the purpose of complying with rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Form 8-K of Storage Equities, Inc.

  In our opinion, the Combined Summaries present fairly the operating revenues and specified expenses of the real estate interests to be acquired for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                              ERNST & YOUNG LLP

  Los Angeles, California
  July 10, 1995

                      COMBINED SUMMARIES OF HISTORICAL INFORMATION RELATING TO
                                REAL ESTATE INTERESTS TO BE ACQUIRED
                                     (IN THOUSANDS OF DOLLARS)

                                                SIX MONTHS
                                              ENDED JUNE 30,            YEARS ENDED DECEMBER 31,
                                            --------------------    --------------------------------
                                              1995        1994        1994        1993        1992
                                            --------    --------    --------    --------    --------
                                                (UNAUDITED)
                                            --------------------
Operating revenues:
   Rental revenues                          $126,230    $118,899    $244,165    $221,938    $198,917
   Interest income                             1,424       1,823       3,719       4,602       5,986
                                            --------    --------    --------    --------    --------
                                             127,654     120,722     247,884     226,540     204,903
                                            --------    --------    --------    --------    --------
Specified expenses:
   Cost of operations                         38,211      37,450      75,566      73,111      70,801
   Management fees paid to affiliates          7,472       7,181      14,592      13,226      11,825
   Depreciation                               21,052      21,031      41,982      42,808      43,556
   General and administrative                  2,748       2,759       5,904       6,135       7,830
   Interest expense                            5,088       5,023       9,981      10,860      11,038
                                            --------    --------    --------    --------    --------
                                              74,571      73,444     148,025     146,140     145,050
                                            --------    --------    --------    --------    --------
Excess of operating revenues
   over specified expenses:                 $ 53,083    $ 47,278    $ 99,859    $ 80,400    $ 59,853
                                            ========    ========    ========    ========    ========

REAL ESTATE INTERESTS BEING ACQUIRED:
   Excess of operating revenues
     over specified expenses:               $ 12,601    $ 11,120    $ 23,697    $ 18,773    $ 14,283
                                            ========    ========    ========    ========    ========

                            See Accompanying notes.

             NOTES TO COMBINED SUMMARIES OF HISTORICAL INFORMATION

                RELATING TO REAL ESTATE INTERESTS TO BE ACQUIRED

A.   Background and Basis for Combination

     The accompanying Combined Summaries of Historical Information Relating to Real Estate Interests to be Acquired (the "Combined Summaries") include the results of operations for the years ended December 31, 1994, 1993, and 1992 and the six months ended June 30, 1995 for the real estate assets in which Storage Equities, Inc. ("SEI") proposes to acquire an interest ("Real Estate Interests").

     Under an Agreement and Plan of Reorganization dated June 30, 1995, the Real Estate Interests, along with the Operating Companies of Public Storage, Inc. (PSI), would be acquired by SEI.

B.   Real Estate Interests

     SEI is acquiring Real Estate Interests comprised of Real Estate Equity Interests and ten notes receivable. Real Estate Equity Interests include equity ownership in sixty-three REITs and partnerships which own 511 mini-warehouse and 15 commercial facilities, all operated under the "Public Storage" name.

     Specifically, the Real Estate Equity Interests consists of:

     . Class A, B, C and D shares of finite life REITs. These shares represent between 15% and 30% of the economic interest in each entity;

     . General and limited partner interests, on average, representing approximately 25% of the economic interest in each entity; and

     . Seven properties, consisting of six mini-warehouses and one business park in which a 100% fee interest is being acquired.

     Depreciation expense represents depreciation on the assets of the Real Estate Equity Interests in which an interest is being acquired and is typically provided on a straight line basis over the estimated useful life of twenty five years.

     The sixty-three REITs and partnerships in which SEI is acquiring an interest have the following assets, liabilities, owner's equity and income for the years ended December 31, 1994, 1993 and 1992 and the six months ended June 30, 1995:

                            Six Months
                            Ended June           Years ended December 31,
                             30, 1995     ------------------------------------
                            (unaudited)      1994         1993         1992
                            -----------   ----------   ----------   ----------
                                                 (dollars in thousands)

     Assets                 $1,248,071    $1,273,297   $1,312,289   $1,342,144
     Liabilities               138,288       130,206      131,435      133,267
                            --------------------------------------------------
     Owners' equity         $1,109,783    $1,143,091   $1,180,854   $1,208,877
                            ==================================================
     Net income             $   52,023    $   97,774   $   78,635   $   58,022
                            ==================================================

C.   Mortgage loans

     Included in the Real Estate Interests are ten notes receivable with an aggregate carrying amount of $8,141,000 at December 31, 1994 and which are secured by mini-warehouse facilities. Four of the notes are subject to underlying mortgage debt. Interest income and interest expense are included in the Combined Summaries with respect to the notes receivable and underlying mortgage debt, respectively.

     The notes receivable have interest rates ranging from 7.0% to 14.5% (weighted average of 11.8%) and mature from 1995 to 2013. The underlying mortgages have interest rates ranging from 7.1% to 9.9% (weighted average of 7.5%) and are due from 1997 to 2000.

D.   Debt

     SEI will assume approximately $4,807,000 (as of December 31, 1994) in debt consisting of underlying debt related to four of the notes receivable and mortgage debt secured by one facility. The debt bears interest at rates ranging from 7.1% to 9.9%. The repayment of principal related to this debt at December 31, 1994 is due as follows:

                         1995        $  213,000
                         1996           231,000
                         1997         1,038,000
                         1998         2,633,000
                         1999           561,000
                      Thereafter        131,000
                                     ----------
                                     $4,807,000
                                     ==========

E.   Environmental Matters

     The majority of the Real Estate Equity Interests were developed or acquired prior to the time it was customary to conduct environmental assessments. However, subsequent to their development or acquisition, many of the properties have had environmental assessments completed. These assessments did not indicate the requirement for significant remediation or further assessments.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

            The following unaudited pro forma consolidated financial statements were prepared to reflect the Merger transaction between SEI and PSMI. As a condition to closing the Merger, the SEI Articles of Incorporation must be amended to increase the number of authorized shares of, and reclassify, the outstanding SEI Common Stock into Common Stock and Class B Common Stock. Prior to the Merger, PSCP, the Adviser and Real Estate Interests will be combined into PSMI. Upon consummation of the Merger, (i) PSMI will be merged with and into SEI, which will be the surviving corporation, (ii) SEI will be renamed "Public Storage, Inc.," and (iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to post closing adjustment.

            Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 604 mini-warehouses and 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to PSI's mini-warehouse tenants and others.

            In addition to adjustments to reflect the proposed Merger, pro forma adjustments were made to reflect the following transactions:

     ISSUANCE OF PREFERRED AND COMMON STOCK:

      . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds were approximately $76.5 million, which combined with the use of cash reserves were used to repay debt, acquire real estate facilities, acquire mortgage notes receivable and acquire additional minority interests.

      . On June 30, 1994, SEI issued 1,200,000 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"). The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

      . On September 1, 1994, SEI issued 1,200,000 shares of 9.5% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The aggregate net offering proceeds of the offering ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

      . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock in a public offering. The offering provided net proceeds of approximately $33.8 million, which were utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see below).

      . On February 1, 1995, SEI issued 2,195,000 shares of 10% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The aggregate net offering proceeds of $52.9 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 3, 1995, SEI issued 2,300,000 shares of 9.75% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"). The aggregate net offering proceeds of $55.5 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

      . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock in a public offering. The aggregate net offering proceeds of $82.0 million were used to acquire real estate facilities.

     MERGERS:

      . On September 30, 1994, SEI completed a merger transaction with Public Storage Properties VIII, Inc. ("PSP VIII") whereby SEI acquired all of the outstanding shares of PSP VIII's common stock for an aggregate cost of $55,839,000, consisting of the issuance of 2,593,914 shares of SEI Common Stock and $17,341,000 in cash.

      . On February 28, 1995, SEI completed a merger transaction with Public Storage Properties VI, Inc. ("PSP VI") whereby SEI acquired all of the outstanding shares of PSP VI's common stock for an aggregate cost of $65,343,000, consisting of the issuance of 3,147,015 shares of SEI Common Stock and $21,427,000 in cash.

      . On June 30, 1995, SEI completed a merger transaction with Public Storage Properties VII, Inc. ("PSP VII") whereby SEI acquired all of the outstanding shares of PSP VII's common stock for an aggregate cost of $70,064,000 consisting of the issuance of approximately 3,517,272 shares of SEI Common Stock and $14,007,000 in cash.

            The pro forma consolidated balance sheet at June 30, 1995 has been prepared to reflect (i) the issuance and utilization of the remaining net offering proceeds of the Common Stock issued on May 31, 1995, and (ii) the proposed Merger with PSMI.

            The pro forma consolidated statement of income for the six months ended June 30, 1995 has been prepared assuming (i) the issuance of preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed at the beginning of the period. The pro forma consolidated statement of income for the year ended December 31, 1994 has been prepared assuming (i) the issuance of the Preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VIII, PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed on January 1, 1994.

            The pro forma consolidated statement of cash flows for the six months ended June 30, 1995 and year ended December 31, 1994 have been prepared on the same basis as the pro forma consolidated statement of income for the same period.

            The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that SEI believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of SEI, the combined financial statements of the "Operating Companies," and the combined summaries of historical information relating to the operating revenues and specified expenses of "Real Estate Interests." The following pro forma consolidated financial statements do not purport to represent what SEI's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project SEI's results of operations for any future date or period.

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

 . Pro forma consolidated balance sheet at June 30, 1995................   19

 . Pro forma consolidated statements of income:
    . For the six months ended June 30, 1995...........................   24
    . For the year ended December 31, 1994.............................   25



 . Pro forma consolidated statements of cash flows:
    . For the six months ended June 30, 1995...........................   37
    . For the year ended December 31, 1994.............................   38


                            STORAGE EQUITIES, INC.
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

                                               SEI PRE-MERGER
                           --------------------------------------------------
                                                 PRO FORMA
                                                ADJUSTMENTS
                                                  FOR THE           SEI           OPERATING        PRO FORMA              SEI
       ASSETS                   SEI             ISSUANCE OF      PRE-MERGER       COMPANIES         MERGER            POST-MERGER
                            (HISTORICAL)        EQUITY (1)      (PRO FORMA)      (HISTORICAL)    ADJUSTMENTS(2)       (PRO FORMA)
                           --------------      ------------    --------------    ------------    --------------      --------------
Cash and cash equivalents  $   89,759,000      $(84,673,000)   $    5,086,000    $  1,204,000     $           -      $    6,290,000
Investments in real
 estate entities               13,923,000         6,692,000        20,615,000               -       365,000,000         385,615,000
Real estate facilities,
 net of accumulated
 depreciation                 994,006,000       130,361,000     1,124,367,000               -        19,943,000       1,144,310,000
Mortgage loans
 receivable, primarily
 from affiliates               14,352,000       (14,352,000)                -               -         7,987,000           7,987,000
Intangible assets                       -                 -                 -               -       235,045,000         235,045,000
Other assets                    4,817,000                 -         4,817,000       2,730,000                 -           7,547,000
                           --------------      ------------    --------------    ------------      ------------      --------------
   Total assets            $1,116,857,000      $ 38,028,000    $1,154,885,000    $  3,934,000      $627,975,000      $1,786,794,000
                           ==============      ============    ==============    ============      ============      ==============

LIABILITIES AND
 SHAREHOLDERS' EQUITY
Note payable to banks      $            -      $          -    $            -    $          -      $          -      $            -
Senior Notes                            -                 -                 -      67,671,000           329,000          68,000,000
Mortgage notes payable         58,497,000        44,716,000       103,213,000               -         4,706,000         107,919,000
                           --------------      ------------    --------------    ------------      ------------      --------------
   Total debt                  58,497,000        44,716,000       103,213,000      67,671,000         5,035,000         175,919,000
Accrued and other
 liabilities                   34,160,000                 -        34,160,000       1,063,000         2,000,000          37,223,000
Minority interest             131,536,000        (6,688,000)      124,848,000               -                 -         124,848,000
Shareholders' equity:
 Preferred Stock, $.01 par
  value, 50,000,000 shares
  authorized:
 Senior Preferred Stock       277,650,000                 -       277,650,000               -                 -         277,650,000
 Convertible Preferred
  Stock                        57,500,000                 -        57,500,000               -                 -          57,500,000
Common stock, $.10 par
 value, 60,000,000
 shares authorized
 42,042,616 shares issued
 and outstanding
 (79,042,616 pro forma
 shares issued and
 outstanding)
  Common Stock (72,042,616
   issued and outstanding)      4,205,000                 -         4,205,000               -         3,000,000           7,205,000
  Class B (7,000,000
   issued and outstanding)              -                 -                 -               -           700,000             700,000
Paid-in capital               561,985,000                 -       561,985,000               -       552,440,000       1,114,425,000
Cumulative net income         202,236,000                 -       202,236,000               -                 -         202,236,000
Cumulative distribution
 paid                        (210,912,000)                -      (210,912,000)              -                 -        (210,912,000)
Deficit                                 -                 -                 -     (64,800,000)       64,800,000                   -
                           --------------      ------------    --------------    ------------      ------------      --------------
   Total shareholders'
    equity                    892,664,000                 -       892,664,000     (64,800,000)      620,940,000       1,448,804,000
                           --------------      ------------    --------------    ------------      ------------      --------------
   Total liabilities
    and shareholders'
    equity                 $1,116,857,000      $ 38,028,000    $1,154,885,000    $  3,934,000      $627,975,000      $1,786,794,000
                           ==============      ============    ==============    ============      ============      ==============
Book Value per share of
 Common Stock              $        13.26                      $        13.26                                        $        15.46
                           ==============                      ==============                                        ==============

        See Accompanying Notes to Pro Forma Consolidated Balance Sheet.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1995
                                  (Unaudited)


1.   Issuance of Common Stock
     ------------------------

     On May 31, 1995, SEI issued 5,482,200 shares of its Common Stock raising net offering proceeds of approximately $82.0 million. As of June 30, 1995, SEI had not utilized substantially all of the net offering proceeds; however, utilization of the proceeds therefrom is expected as follows:

      Net offering proceeds:
              Common Stock.........................................................  $82,068,000
              Less:  Utilization of net offering proceeds as of June 30, 1995......   (4,209,000)
                                                                                     -----------
                 Remaining net offering proceeds at June 30, 1995..................  $77,859,000
                                                                                     ===========

      Uses:
              Cash portion of real estate facilities pending
                acquisition as of June 30, 1995 (see below)........................  $71,293,000

              Acquisition of limited partnership units of unconsolidated real estate entities (consisting of units in affiliated
                partnerships which are not part of the Real Estate
                Interests to be acquired)..........................................    6,692,000

              Acquisition of minority interests (see below)........................    6,688,000

              Use of cash reserves.................................................   (6,814,000)
                                                                                     -----------
                                                                                     $77,859,000
                                                                                     ===========

The following pro forma adjustments were made to reflect the above transactions:

 .  Investment in real estate entities has been increased to reflect the cost of the acquired limited partnership units in ten partnerships affiliated with
   SEI (these acquisitions were completed on August 31, 1995)...................... $  6,692,000

 .  Real estate facilities were increased to reflect the acquisition of mini-warehouse facilities
     Cash portion of acquisition cost.............................................. $ 71,293,000
     Cancellation of mortgage notes receivable secured by acquired
       mini-warehouses facilities..................................................   14,352,000
     Assumption of mortgage notes payable secured by acquired
       mini-warehouse facilities...................................................   44,716,000
                                                                                    ------------
                                                                                    $130,361,000
                                                                                    ============

   The pro forma adjustment to real estate facilities includes the pending acquisition of 11 mini-warehouse facilities and two business parks with an aggregate cost of approximately $44.2 million which have not been completed as of August 31, 1995. These real estate facilities are owned by six limited partnerships and the general partner is currently in the process of seeking the approval of the limited partners of the partnerships to sell the partnerships' real estate facilities to SEI for cash, the cancellation of mortgage debt owed to SEI and the assumption of mortgage debt secured by the facilities. There is no assurance that such transactions

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1995
                                  (Unaudited)

   will be approved by the limited partners of each of the partnerships and therefore consummated; however, SEI believes, based on past experience, that the approval of the limited partners is probable.

 .  Mortgage notes receivable were decreased to reflect the cancellation of notes in connection with the acquisition of mini-warehouse facilities securing such notes............................................................ $(14,352,000)
                                                                                   ============

 .  Mortgage notes payable were increased to reflect the assumption of such notes in connection with the acquisition of mini-warehouse facilities..................................................................... $ 44,716,000
                                                                                   ============

 .  Minority interest was decreased to reflect the acquisition of such interests...................................................................... $ (6,688,000)
                                                                                   ============

   In July and August 1995, SEI completed cash tender offers to acquire limited partnership units in PS Partners VI, Ltd., a limited partnership in which SEI currently owns significant interests in and whose accounts are consolidated with SEI. Pursuant to these tender offers, SEI acquired in aggregate $6.7 million of limited partnership units in the partnership. The acquisition of units has the effect of reducing minority interest.


2.   Merger Pro Forma Adjustments
     ----------------------------

     The Merger will be accounted for using the purchase method of accounting and the total purchase cost will be allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired. Upon completion of the Merger, the outstanding shares of PSMI capital stock will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment, and SEI will be renamed "Public Storage, Inc."

     Immediately following the Merger, SEI will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 652 mini-warehouses and 29 commercial properties (611 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to PSI's mini-warehouse tenants and others.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 June 30, 1995
                                  (Unaudited)

SEI has determined the purchase cost of the net assets to be acquired in the Merger to be equal to the fair value of the securities issued combined with direct costs of the Merger. The fair value of the Common Stock is based on the average closing market prices on the NYSE for the thirty consecutive trading days prior to the date the Merger Agreement was executed (June 30, 1995). The fair value of the Class B Common Stock (which is not publicly traded) is based on an independent appraisal. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities is as follows:

Purchase cost:
-------------
   Issuance of 30,000,000 shares of Common Stock (at $16.088 per share) (1).......................................     $482,640,000
   Issuance of 7,000,000 shares of Class B Common Stock (at $10.50 per share).....................................       73,500,000
   Estimated direct costs and expenses of the Merger..............................................................        2,000,000
                                                                                                                       ------------
                                                                                                                       $558,140,000
                                                                                                                       ============
Preliminary allocation of purchase cost:
----------------------------------------

   Intangible assets attributable to the "Operating Companies"....................................................     $235,045,000
   Fair value of net assets acquired from the "Operating Companies"
      Cash........................................................................................................        1,204,000
      Other assets................................................................................................        2,730,000
      Senior note payable (face amount of note at June 30, 1995)..................................................      (68,000,000)
      Accrued and other liabilities...............................................................................       (1,063,000)
                                                                                                                       ------------

        Total fair value of net assets of the "Operating Companies"...............................................      169,916,000
                                                                                                                       ------------

   Fair value of real estate investments (including general and limited partnership interests and equity
    interests in REITs)...........................................................................................      365,000,000
   Fair value of fee simple interest in seven properties..........................................................       19,943,000
   Fair value of mortgage debt secured by properties acquired.....................................................         (545,000)
   Fair value of all-inclusive trust deeds:
     Mortgage notes receivable....................................................................................        7,987,000
     Mortgage notes payable.......................................................................................       (4,161,000)
                                                                                                                       ------------
        Total fair value of the net assets of the "Real Estate Interests".........................................      388,224,000
                                                                                                                       ------------
                                                                                                                       $558,140,000
                                                                                                                       ============

----------
(1) Pursuant to the terms of the Merger, the number of shares of Common Stock and Class B Common Stock to be issued as consideration for the Merger will not be subjected to market price fluctuations. In addition, with respect to the determination of the value of consideration to be paid for the acquisition, market fluctuations subsequent to the announcement of the proposed Merger were not taken into consideration.

                            STORAGE EQUITIES, INC.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)

The following pro forma adjustments have been made to reflect the Merger as of June 30, 1995:


 .  Pro forma Merger adjustments:
   ----------------------------

 .  Investments in real estate entities has been increased to reflect the fair value of real estate investments acquired in the Merger.................................................. $365,000,000
                                                                   ============

 .  Real estate facilities has been increased to reflect the fair value of the seven properties to be acquired in the
   Merger......................................................... $ 19,943,000
                                                                   ============

 .  Mortgage loans receivable has been increased to reflect the fair value of the all-inclusive trust deeds to be acquired in the Merger.................................................. $  7,987,000
                                                                   ============
 .  Intangible assets have been increased to reflect intangible assets relating to the "Operating Companies"................... $235,045,000
                                                                   ============

 .  Secured notes has been adjusted by an amount to reflect the
   face amount of the secured note at June 30, 1995............... $    329,000
                                                                   ============

 .  Mortgage notes payable has been increased to reflect the mortgage notes secured by all-inclusive trust deeds and
   properties to be acquired in the Merger........................ $  4,706,000
                                                                   ============

 .  Accrued and other liabilities has been increased for the estimated costs and expenses of the Merger..................... $  2,000,000
                                                                   ============

 . Shareholders' equity has been increased to reflect the following:

     Issuance of 30,000,000 shares of Common Stock
       ($.10 par value per share)................................. $  3,000,000
                                                                   ============

     Issuance of 7,000,000 shares of Class B
       Common Stock ($.10 par value per share).................... $    700,000
                                                                   ============

 .  Paid-in capital has been increased to reflect the value
   of issued shares of Common Stock and Class B Common Stock
   in excess of par value (30,000,000 shares of Common Stock
   at $16.088 per share and 7,000,000 shares of Class B Common
   Stock at $10.50 per share less aggregate par value of
   $3,700,000).................................................... $552,440,000
                                                                   ============

 .  Deficit has been eliminated to reflect the acquisition
   of the net assets of the "Operating Companies"................. $ 64,800,000
                                                                   ============

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                                           SEI
                                   -----------------------------------------------------
                                                  PRO FORMA ADJUSTMENTS
                                                 -----------------------
                                                 ISSUANCE OF
                                                 PREFERRED &                    SEI
                                      SEI          COMMON        REIT        PRE-MERGER
                                  (HISTORICAL)     STOCK(1)    MERGERS(2)   (PRO FORMA)
                                  ------------   -----------   ----------   ------------
REVENUES:
 Rental Income                     $88,068,000   $12,542,000   $8,465,000   $109,075,000
 Facility management fees                    -             -            -              -
 Advisory fee income                         -             -            -              -
 Merchandise operations                      -             -            -              -
 Equity in earnings of
  real estate entities                       -       383,000            -        383,000
 Interest and other Income           3,042,000      (988,000)      25,000      2,079,000
                                   -----------   -----------   ----------   ------------
                                    91,110,000    11,937,000    8,490,000    111,537,000
                                   -----------   -----------   ----------   ------------
EXPENSES:
 Cost of operations                 32,342,000     4,217,000    3,489,000     40,048,000
 Cost of managing facilities                 -             -            -              -
 Cost of merchandise                         -             -            -              -
 Depreciation and
  amortization                      16,926,000     2,567,000    1,254,000     20,747,000
 General and administrative          1,736,000             -      149,000      1,885,000
 Advisory fee                        3,426,000       397,000      213,000      4,036,000
 Interest expense                    3,214,000       957,000    1,017,000      5,188,000
                                   -----------   -----------   ----------   ------------
                                    57,644,000     8,138,000    6,122,000     71,904,000
                                   -----------   -----------   ----------   ------------
 Income before minority
  interest in income and
  gain on disposition of
  real estate                       33,466,000     3,799,000    2,368,000     39,633,000
 Minority interest in
  income                            (3,715,000)      145,000            -     (3,570,000)
                                   -----------   -----------   ----------   ------------
 Net Income                        $29,751,000   $ 3,944,000   $2,368,000   $ 36,063,000
                                   ===========   ===========   ==========   ============
 Net income allocable to
  preferred shareholders           $13,308,000   $ 2,342,000   $        -   $ 15,650,000
 Net income allocable to
  Class B Shareholders                       -             -            -              -
 Net income allocable to
  Common Stock shareholders         16,443,000     1,602,000    2,368,000     20,413,000
                                   -----------   -----------   ----------   ------------
    Net Income                     $29,751,000   $ 3,944,000   $2,368,000   $ 36,063,000
                                   ===========   ===========   ==========   ============
PER SHARE OF COMMON STOCK:
Net Income                         $      0.50(3)                           $       0.48(3)
                                   ===========                              ============
Weighted Average Shares             32,707,556(3)                             42,108,048(3)
                                   ===========                              ============
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDENDS (7)                            2.08                                      2.04
                                   ===========                              ============




                                                             PSMI
                                   --------------------------------------------------------------
                                                                                      COMBINED
                                    OPERATING       REAL ESTATE                        PSMI
                                    COMPANIES        INTERESTS       PRO FORMA       OPERATIONS
                                   (HISTORICAL)   (HISTORICAL)(4)  ADJUSTMENTS(4)   (PRO FORMA)
                                   -----------    ---------------  --------------   -----------
REVENUES:
 Rental Income                     $          -     $         -     $ 1,637,000       $ 1,637,000
 Facility management fees            14,787,000               -          87,000        14,874,000
 Advisory fee income                  3,426,000               -         610,000         4,036,000
 Merchandise operations               1,013,000               -               -         1,013,000
 Equity in earnings of
  real estate entities                        -      12,601,000      (1,060,000)       11,541,000
 Interest and other Income               61,000               -         398,000           459,000
                                    -----------     -----------     -----------       -----------
                                     19,287,000      12,601,000       1,672,000        33,560,000
                                    -----------     -----------     -----------       -----------
EXPENSES:
 Cost of operations                           -               -         548,000           548,000
 Cost of managing facilities          2,582,000               -        (170,000)        2,412,000
 Cost of merchandise                    501,000               -               -           501,000
 Depreciation and
  amortization                                -               -         247,000           247,000
 General and administrative           1,090,000               -        (228,000)          862,000
 Advisory fee                                 -               -               -                 -
 Interest expense                     2,509,000               -         180,000         2,689,000
                                    -----------     -----------     -----------       -----------
                                      6,682,000               -         577,000         7,259,000
                                    -----------     -----------     -----------       -----------
 Income before minority
  interest in income and
  gain on disposition of
  real estate                        12,605,000      12,601,000       1,095,000        26,301,000
 Minority interest in
  income                                      -               -               -                 -
                                    -----------     -----------     -----------       -----------
 Net Income                         $12,605,000     $12,601,000     $ 1,095,000       $26,301,000
                                    ===========     ===========     ===========       ===========
 Net income allocable to
  preferred shareholders            $         -     $         -     $         -       $         -
 Net income allocable to
  Class B Shareholders                        -               -               -                 -
 Net income allocable to
  Common Stock shareholders          12,605,000      12,601,000       1,095,000        26,301,000
                                    -----------     -----------     -----------       -----------
    Net Income                      $12,605,000     $12,601,000     $ 1,095,000       $26,301,000
                                    ===========     ===========     ===========       ===========
PER SHARE OF COMMON STOCK:
Net Income

Weighted Average Shares

RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDENDS (7)


                                      PRO FORMA               SEI
                                        MERGER             POST-MERGER
                                    ADJUSTMENTS(5)         (PRO FORMA)
                                    --------------        ------------
 REVENUES:
  Rental Income                     $         -           $110,712,000
  Facility management fees           (6,307,000)             8,567,000
  Advisory fee income                (4,036,000)                     -
  Merchandise operations                      -              1,013,000
  Equity in earnings of
   real estate entities              (6,109,000)             5,815,000
  Interest and other Income                   -              2,538,000
                                   ------------           ------------
                                    (16,452,000)           128,645,000
                                   ------------           ------------
 EXPENSES:
  Cost of operations                 (6,307,000)            34,289,000
  Cost of managing facilities                 -              2,412,000
  Cost of merchandise                         -                501,000
  Depreciation and
   amortization                       2,938,000             23,932,000
  General and administrative                  -              2,747,000
  Advisory fee                       (4,036,000)                     -
  Interest expense                            -              7,877,000
                                   ------------           ------------
                                     (7,405,000)            71,758,000
                                   ------------           ------------
  Income before minority
   interest in income and
   gain on disposition
   of real estate                    (9,047,000)            56,887,000
  Minority interest in
   income                                     -             (3,570,000)
                                   ------------           ------------
  Net income                       $ (9,047,000)          $ 53,317,000
                                   ============           ============
  Net income allocable to
   preferred shareholders          $          -           $ 15,650,000
  Net income allocable to
  Class B Shareholders                        -                      -
  Net income allocable to
   Common Stock shareholders         (9,047,000)            37,667,000
                                   ------------           ------------
     Net Income                    $ (9,047,000)          $ 53,317,000
                                   ============           ============
 PER SHARE OF COMMON STOCK:
 Net Income                                               $       0.52(6)
                                                          ============
 Weighted Average Shares                                    72,108,048(6)
                                                          ============
 RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES
  AND PREFERRED STOCK
  DIVIDENDS (7)                                                   2.66
                                                          ============

    See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                   SEI
                                  ---------------------------------------------------------------------
                                                           PRO FORMA ADJUSTMENTS
                                                      ------------------------------
                                                         ISSUANCE
                                                      OF PREFERRED &                          SEI
                                      SEI                 COMMON             REIT          PRE-MERGER
                                  (HISTORICAL)           STOCK(1)         MERGERS(2)       (PRO FORMA)
                                  ------------        --------------     -----------       ------------
REVENUES:
 Rental Income                    $141,845,000         $42,701,000       $30,672,000       $215,218,000
 Facility management fees                    -                   -                 -                  -
 Advisory fee income                         -                   -                 -                  -
 Merchandise operations                      -                   -                 -                  -
 Equity in earnings of real                  -             748,000                 -            748,000
  estate entities
 Interest and other Income           5,351,000          (4,315,000)          218,000          1,254,000
                                  ------------         -----------       -----------       ------------
                                   147,196,000          39,134,000        30,890,000        217,220,000
                                  ------------         -----------       -----------       ------------
EXPENSES:
 Cost of operations                 52,816,000          14,639,000        12,114,000         79,569,000
 Cost of managing facilities                 -                   -                 -                  -
 Cost of merchandise                         -                   -                 -                  -
 Depreciation and amortization      28,274,000           7,917,000         4,780,000         40,971,000
 General and administrative          2,631,000                   -           433,000          3,064,000
 Advisory fee                        4,983,000           1,794,000           699,000          7,476,000
 Interest expense                    6,893,000          (1,135,000)        4,985,000         10,743,000
                                  ------------         -----------       -----------       ------------
                                    95,597,000          23,215,000        23,011,000        141,823,000
                                  ------------         -----------       -----------       ------------
 Income before minority
   interest in income and
   gain on disposition of
   real estate                      51,599,000          15,919,000         7,879,000         75,397,000

 Minority interest in income        (9,481,000)          2,563,000                 -         (6,918,000)
                                  ------------         -----------       -----------       ------------
                                    42,118,000          18,482,000         7,879,000         68,479,000

 Gain on disposition of real
  estate                                     -                   -           203,000            203,000
                                  ------------         -----------       -----------       ------------
 Net Income                       $ 42,118,000         $18,482,000       $ 8,082,000       $ 68,682,000
                                  ============         ===========       ===========       ============
 Net income allocable to
  preferred shareholders          $ 16,846,000         $14,360,000       $         -       $ 31,206,000
 Net income allocable to
  Class B Shareholders                       -                   -                 -                  -
 Net income allocable to
  Common Stock shareholders         25,272,000           4,122,000         8,082,000         37,476,000
                                  ------------         -----------       -----------       ------------
     Net Income                   $ 42,118,000         $18,482,000       $ 8,082,000       $ 68,682,000
                                  ============         ===========       ===========       ============
 PER SHARE OF COMMON STOCK:
 Net Income                       $       1.05(3)                                          $       0.90(3)
                                  ============                                             ============
 Weighted Average Shares            24,077,055(3)                                            41,844,644(3)
                                  ============                                             ============
 RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS (7)           2.22                                                     1.93
                                  ============                                             ============

                                                                            PSMI
                                             -----------------------------------------------------------------
                                                                                                   COMBINED
                                              OPERATING         REAL ESTATE                          PSMI
                                              COMPANIES          INTERESTS       PRO FORMA        OPERATIONS
                                             (HISTORICAL)     (HISTORICAL)(4)   ADJUSTMENTS(4)     (PRO FORMA)
                                             ------------     ---------------    -------------    ------------
REVENUES:
 Rental Income                               $         -        $         -     $ 3,152,000       $ 3,152,000
 Facility management fees                     28,356,000                  -         576,000        28,932,000
 Advisory fee income                           4,983,000                  -       2,493,000         7,476,000
 Merchandise operations                        1,872,000                  -               -         1,872,000
 Equity in earnings of real
  estate entities                                      -         23,697,000      (2,085,000)       21,612,000
 Interest and other Income                       199,000                  -         797,000           996,000
                                             -----------        -----------     -----------       -----------
                                              35,410,000         23,697,000       4,933,000        64,040,000
                                             -----------        -----------     -----------       -----------
EXPENSES:
 Cost of operations                                    -                  -       1,023,000         1,023,000
 Cost of managing facilities                   5,431,000                  -        (529,000)        4,902,000
 Cost of merchandise                             866,000                  -               -           866,000
 Depreciation and amortization                         -                  -         489,000           489,000
 General and administrative                    1,850,000                  -        (255,000)        1,595,000
 Advisory fee                                          -                  -               -                 -
 Interest expense                              5,255,000                  -         352,000         5,607,000
                                             -----------        -----------     -----------       -----------
                                              13,402,000                  -       1,080,000        14,482,000
                                             -----------        -----------     -----------       -----------
 Income before minority
   interest in income and
   gain on disposition of
   real estate                                22,008,000         23,697,000       3,853,000        49,558,000
 Minority interest in income                           -                  -               -                 -
                                             -----------        -----------     -----------       -----------
                                              22,008,000         23,697,000       3,853,000        49,558,000
 Gain on disposition of real
  estate                                               -                  -               -                 -
                                             -----------        -----------     -----------       -----------
 Net Income                                  $22,008,000        $23,697,000     $ 3,853,000       $49,558,000
                                             ===========        ===========     ===========       ===========
 Net income allocable to
  preferred shareholders                     $         -        $         -     $         -       $         -
 Net income allocable to
  Class B Shareholders                                 -                  -               -                 -
 Net income allocable to
  Common Stock shareholders                   22,008,000         23,697,000       3,853,000        49,558,000
                                             -----------        -----------     -----------       -----------
     Net Income                              $22,008,000        $23,697,000     $ 3,853,000       $49,558,000
                                             ===========        ===========     ===========       ===========
 PER SHARE OF COMMON STOCK:
 Net Income

 Weighted Average Shares

 RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS (7)


                                                 PRO FORMA              SEI
                                                   MERGER            POST-MERGER
                                               ADJUSTMENTS(5)        (PRO FORMA)
                                               --------------        ------------
REVENUES:
 Rental Income                                  $          -         $218,370,000
 Facility management fees                        (12,937,000)          15,995,000
 Advisory fee income                              (7,476,000)                   -
 Merchandise operations                                    -            1,872,000
 Equity in earnings of real
  estate entities                                (12,217,000)          10,143,000
 Interest and other Income                                 -            2,250,000
                                                ------------         ------------
                                                 (32,630,000)         248,630,000
                                                ------------         ------------
EXPENSES:
 Cost of operations                              (12,937,000)          67,655,000
 Cost of managing facilities                               -            4,902,000
 Cost of merchandise                                       -              866,000
 Depreciation and amortization                     5,876,000           47,336,000
 General and administrative                                -            4,659,000
 Advisory fee                                     (7,476,000)                   -
 Interest expense                                          -           16,350,000
                                                ------------         ------------
                                                 (14,537,000)         141,768,000
                                                ------------         ------------
 Income before minority
   interest in income and
   gain on disposition of
   real estate                                   (18,093,000)         106,862,000
 Minority interest in income                               -           (6,918,000)
                                                ------------         ------------
                                                 (18,093,000)          99,944,000
 Gain on disposition of real
  estate                                                   -              203,000
                                                ------------         ------------
 Net Income                                     $(18,093,000)        $100,147,000
                                                ============         ============
 Net income allocable to
  preferred shareholders                        $          -         $ 31,206,000
 Net income allocable to
  Class B Shareholders                                     -                    -
 Net income allocable to
  Common Stock shareholders                      (18,093,000)          68,941,000
                                                ------------         ------------
     Net Income                                 $(18,093,000)        $100,147,000
                                                ============         ============
 PER SHARE OF COMMON STOCK:
 Net Income                                                          $       0.96(6)
 Weighted Average Shares                                             ============
                                                                       71,844,644(6)
                                                                     ============
 RATIO OF EARNINGS TO
  COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS (7)                                              2.48
                                                                     ============

     See Accompanying Notes to Pro Forma Consolidated Statement of Income.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

1.   Issuance of preferred and Common Stock
     --------------------------------------

     During 1994 and 1995, SEI issued shares of both its preferred and Common Stock as follows:

    . On February 15, 1994, SEI issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds $76.5 million were used to repay debt, to acquire real estate facilities, to acquire mortgage notes receivable and to acquire additional minority interests.

    . On June 30, 1994, SEI issued 1,200,000 shares of Series C Preferred Stock. The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

    . On September 1, 1994, SEI issued 1,200,000 shares of Series D Preferred Stock. The aggregate net offering proceeds ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

    . On November 25, 1994, SEI issued 2,500,000 shares of Common Stock pursuant to a public offering. The aggregate offering proceeds ($33.8 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see Note 2 below).

    . On February 1, 1995, SEI issued 2,195,000 shares of Series E Preferred Stock. The aggregate net offering proceeds ($52.9 million) were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

    . On May 3, 1995, SEI issued 2,300,000 shares of Series F Preferred Stock. The aggregate net offering proceeds ($55.5 million) were used to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VI merger).

    . On May 31, 1995, SEI issued 5,482,200 shares of Common Stock pursuant to a public offering. The aggregate net offering proceeds were $82.0 million, a portion of which has been utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, and the cash portion of the PSP VII merger). The remaining proceeds will be utilized to acquire
       additional real estate facilities and minority interests.   Currently
       pending, are the acquisition of 11 mini-warehouse facilities and two business parks with an aggregate acquisition cost of $44.2 million, consisting of the cancellation of $7.9 million of mortgage notes receivable, the assumption of $11.9 million of mortgage notes payable, and cash totaling $24.4 million.

 The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above uses (the acquisition of real estate facilities, minority interests and the repayment of bank borrowings) of the proceeds as if the transactions were completed as of January 1, 1994:

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

                                                                    YEAR
                                            SIX MONTHS              ENDED
                                               ENDED             DECEMBER 31,
                                           JUNE 30, 1995             1994
                                           -------------          -----------
  .  Rental income has been increased
     to reflect the incremental
     difference between the actual
     rental income included in the
     historical statement of operations
     and the pro forma rental income as
     if the acquired real estate
     facilities were in operation for a
     full period............................ $12,542,000          $42,701,000
                                             ===========          ===========

  .  Equity in earnings of real
     estate entities has been increased
     to reflect income with respect to
     the acquisition of limited
     partnership units in affiliated
     unconsolidated partnerships.  Such
     acquisitions occurred subsequent
     to June 30, 1995 and do not
     represent limited partnership
     units in either the PSP
     Partnership or the partnerships
     included in the Real Estate
     Interests.............................. $   383,000          $   748,000
                                             ===========          ===========

  .  Interest and other income has
     been decreased to reflect SEI's
     cancellation of mortgage notes
     receivable, in connection with the
     acquisition of the above
     properties, from which SEI
     recognized interest income during
     the year ended December 31, 1994.
     A pro forma adjustment has been
     made to eliminate such interest as
     if the notes were canceled at the
     beginning of the period (including
     amortization of mortgage note
     discounts totaling $67,000 in 1995
     and $693,000 in 1994).................. $  (988,000)         $(4,315,000)
                                             ===========          ===========

  .  Cost of operations has been
     increased to reflect the
     incremental difference between the
     actual cost of operations included
     in the historical statement of
     income and the pro forma cost of
     operations as if the real estate
     facilities were in operation for a
     full period............................ $ 4,217,000          $14,639,000
                                             ===========          ===========

  .  Depreciation has been increased
     to reflect the incremental
     difference between the actual
     depreciation expense included in
     the historical statements of
     income and the pro forma
     depreciation expense as if the
     real estate facilities were in
     operation for a full period............ $ 2,567,000          $ 7,917,000
                                             ===========          ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

                                                                      YEAR
                                               SIX MONTHS             ENDED
                                                  ENDED            DECEMBER 31,
                                              JUNE 30, 1995            1994
                                              -------------        ------------
  .  Interest expense has been
     increased (decreased) to reflect
     the following:

        Interest expense was decreased to
        eliminate the historical interest
        expense related to the pay down
        of the debt through the use of
        net offering proceeds................ $  (293,000)         $(1,097,000)


        Mortgage notes payable were assumed
        in connection with the acquisition
        of the real estate facilities.  An
        adjustment was made to reflect the
        interest expense as if the notes
        were assumed at the beginning of
        the period...........................   2,254,000            4,801,000

        SEI typically uses its bank line
        of credit to fund the cash
        portion of real estate
        acquisitions and subsequently
        repays the borrowings with the
        net proceeds of equity offerings.
        In Note 2 below, a pro forma
        adjustment has been made to
        reflect the interest expense
        relating the REIT Mergers (see
        Note 2), assuming that SEI
        borrowed on its bank line of
        credit to fund the cash portion
        of such mergers thus reflecting
        the pro forma cost of capital to
        finance the mergers. Accordingly,
        a pro forma adjustment has been
        made to offset that interest
        expense to reflect the repayment
        of bank borrowings with the net
        proceeds of the above preferred
        and Common Stock offerings...........  (1,004,000)          (4,839,000)
                                              -----------          -----------
           Net increase (decrease) in
           interest expense.................. $   957,000          $(1,135,000)
                                              ===========          ===========
  .  Minority interest in income has
     been decreased due to the
     acquisition of such minority
     interests by SEI........................ $   145,000          $ 2,563,000
                                              ===========          ===========
  .  Advisory fees have been
     increased to reflect the effect of
     the above adjustments................... $   397,000          $ 1,794,000
                                              ===========          ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

2.   REIT Mergers
     ------------

     During 1994 and 1995, SEI completed merger transactions (collectively, the "REIT Mergers") with PSP VIII (September 30, 1994), PSP VI (February 28,
     1995), and PSP VII (June 30, 1995) (collectively the "PSP REITs"). The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994:

                                                                    YEAR
                                               SIX MONTHS           ENDED
                                                  ENDED          DECEMBER 31,
                                              JUNE 30, 1995          1994
                                              -------------      ------------
  .  A pro forma adjustment has been
     made to reflect the PSP REITs
     historical rental income................ $8,465,000         $30,672,000
                                              ==========         ===========
  .  A pro forma adjustment has been
     made to reflect the PSP REITs
     historical interest and other
     income.................................. $   25,000         $   218,000
                                              ==========         ===========
  .  A pro forma adjustment has been
     made to reflect the PSP REITs
     historical cost of operations........... $3,489,000         $12,114,000
                                              ==========         ===========
  .  Depreciation and amortization
     was adjusted as follows:

       A pro forma adjustment has been
       made to reflect the PSP REITs
       historical depreciation............... $1,175,000         $ 3,960,000

       As a result of the REIT Mergers,
       the real estate facilities were
       recorded by SEI at their fair
       values (which were in excess of
       the historical carrying value at
       the PSP REITs).  A pro forma
       adjustment has been made to
       reflect the incremental increase
       in depreciation expense based upon
       the allocation of the purchase
       cost to buildings (straight-line
       over 25 years)........................     79,000             820,000
                                              ----------         -----------
                                              $1,254,000         $ 4,780,000
                                              ==========         ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

                                                                              YEAR
                                                            SIX MONTHS        ENDED
                                                              ENDED        DECEMBER 31,
                                                          JUNE 30, 1995       1994
                                                          -------------    ------------
 .  General and administrative expense was adjusted
   as follows:

     A pro forma adjustment has been made to reflect
     the PSP REITs historical general and
     administrative expenses............................. $  191,000        $  633,000

     A pro forma adjustment has been made to reduce
     certain general and administrative expenses
     which SEI has determined would be eliminated
     as a result of the mergers.  Such expenses
     include the elimination of PSP REITs board of
     directors fees, stock exchange listing fees,
     audit and tax fees and certain administrative
     expenses which will no longer be applicable.........    (42,000)         (200,000)
                                                          ----------        ----------
                                                          $  149,000        $  433,000
                                                          ==========        ==========
 .  Interest expense has been increased as follows:

   For the pro forma, additional borrowings on SEI's bank lines of credit to consummate the merger transactions has been assumed. The pro forma interest expense was determined based on an interest rate of 9.50%. (see adjustment to interest expense included in Note 1):

     PSP VIII ($20.7 million borrowings
     outstanding from January 1, 1994
     through September 30, 1994)......................... $        -        $1,472,000

     PSP VI ($21.4 million borrowings
     outstanding from January 1, 1994
     through February 28, 1995)..........................    339,000         2,036,000

     PSP VII ($14.0 million borrowings
     outstanding from January 1, 1994
     through June 30, 1995)..............................    665,000         1,331,000
                                                          ----------         ---------
        subtotal.........................................  1,004,000         4,839,000

     Historical interest expense of the PSP REITs........     13,000           146,000
                                                          ----------         ---------
       Total adjustment to interest expense.............. $1,017,000        $4,985,000
                                                          ==========        ==========
 .  A pro forma adjustment has been made to reflect
   the historical gain on the disposition of real
   estate of the PSP REITs............................... $        -        $  203,000
                                                          ==========        ==========

 .  A pro forma adjustment has been made to the
   advisory fee to reflect the above adjustments
   combined with the effects of the operations of
   the PSP REITs and the issuance of additional
   shares of SEI's Common Stock.......................... $  213,000        $  699,000
                                                          ==========        ==========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

3.   Net income per share of Common Stock has been computed as follows:
     -----------------------------------------------------------------

                                                                                       YEAR
                                                          SIX MONTHS                   ENDED
                                                             ENDED                  DECEMBER 31,
                                                          JUNE 30, 1995                 1994
                                                          -------------             ------------
Historical net income..................................   $ 29,751,000              $ 42,118,000

Less: Historical preferred stock dividends.............    (13,308,000)              (16,846,000)
                                                          ------------              ------------
Income applicable to Common Stock shareholders.........   $ 16,443,000              $ 25,272,000
                                                          ============              ============
Historical weighted average shares of Common Stock.....     32,707,556                24,077,055
                                                          ============              ============
Historical net income per share of Common Stock........   $       0.50              $       1.05
                                                          ============              ============

Pro forma net income...................................   $ 36,063,000              $ 68,682,000

Less: Pro forma preferred stock dividends(1)...........    (15,650,000)              (31,206,000)
                                                          ------------              ------------
Income applicable to Common Stock shareholders.........   $ 20,413,000              $ 37,476,000
                                                          ============              ============
Pro forma weighted average shares of Common Stock(2)...     42,108,048                41,844,644
                                                          ============              ============
Pro forma net income per share of Common Stock.........   $       0.48              $       0.90
                                                          ============              ============

(1) As adjusted to give effect to the issuance of the Series C, Series D, Series E, and Series F Preferred Stock as if such stock were outstanding at the beginning of the period. The dividend rate on the Series C Preferred Stock is adjustable quarterly and is equal to the highest of the three separate indices as published by the Federal Reserve Board, multiplied by 110%. However, the dividend rate will not be less than 6.75% per annum nor greater than 10.75% per annum. At the date of issuance, the dividend rate was equal to 8.15% per annum, which rate was used in the determination of pro forma dividends applicable to the Series C Preferred Stock for the year ended December 31, 1994. If the dividend rate used was 10.75% per annum, the pro forma Preferred Stock dividends would have been approximately $390,000 higher for the six months ended June 30, 1995 ($780,000 higher for the year ended December 31, 1994). Accordingly, income applicable to common shareholders would have been reduced by a like amount or approximately $0.03 per common for the year ended December 31, 1994 ($0.01 for the six months ended June 30, 1995).

(2) As adjusted to give effect to the issuance of additional shares of Common Stock in connection with the acquisition of additional investments in real estate entities, the public offering of Common Stock during 1994 and 1995, and Common Stock issued in connection with the REIT Mergers.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

4.   Pro forma adjustments to the historical "Operating Companies" and "Real
     -----------------------------------------------------------------------
     Estate Interests":
     ------------------

     The historical operations of the "Real Estate Interests" included in the pro forma financial statements represents PSMI's equity interest in the combined operations of such assets (based on the equity method of accounting) as derived from the "Combined Summaries of Historical Information Relating to Operating Revenues and Specified Expenses - Real Estate Interests."

     Included in these Combined Summaries financial statements are (i) the operating results of the seven real estate facilities in which SEI will be acquiring a fee simple interest pursuant to the Merger and (ii) all-inclusive trust deeds. The following pro forma adjustments have been made to reflect the operating results (i.e. rental income and operating expenses) and the related interest income and expense with respect to the all-inclusive deeds of trust and mortgage notes payable, the net amounts of which are included in "Equity in earnings of real estate entities" in the column titled "Real Estate Interests":

                                                                    YEAR
                                               SIX MONTHS           ENDED
                                                 ENDED            DECEMBER 31,
                                             JUNE 30, 1995            1994
                                             -------------        ------------
  .  A pro forma adjustment has been
     made to reflect the historical
     rental income.......................... $ 1,637,000          $ 3,152,000
                                             ===========          ===========
  .  A pro forma adjustment has been
     made to reflect the historical
     interest income related to the
     acquired all-inclusive deeds of
     trust (mortgage notes receivable)...... $   398,000          $   797,000
                                             ===========          ===========
  .  A pro forma adjustment has been
     made to reflect the historical
     cost of operations..................... $   548,000          $ 1,023,000
                                             ===========          ===========
  .  A pro forma adjustment has been
     made to reflect the historical
     depreciation and amortization.......... $   247,000          $   489,000
                                             ===========          ===========
  .  A pro forma adjustment has been
     made to interest expense to
     reflect:

       the historical interest expense
       related to the mortgage notes
       payable secured by the real estate
       facilities (which will be assumed
       by SEI pursuant to the Merger)....... $    21,000          $    31,000

       the historical interest expense
       related to the mortgage notes
       payable secured by all-inclusive
       deeds of trust.......................     159,000              321,000
                                             -----------          -----------
          Total adjustment to interest
          expense........................... $   180,000          $   352,000
                                             ===========          ===========
  .  A pro forma adjustment has been
     made to adjust the historical
     Equity in earnings of real estate
     entities to eliminate the net
     property operations included in
     the "Real Estate Interests" for
     the above property operating
     adjustments............................ $(1,060,000)         $(2,085,000)
                                             ===========          ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

In addition, the following pro forma adjustments have been made to reflect (i) additional Facility management fees and Advisory fee income as a result of pro forma adjustments made to the SEI historical financial statements which have a corresponding effect on the "Operating Companies," and (ii) to eliminate certain non-recurring costs and expenses included in the "Operating Companies."


                                                                      YEAR
                                                SIX MONTHS            ENDED
                                                   ENDED           DECEMBER 31,
                                               JUNE 30, 1995          1994
                                               -------------       ------------
  .  A pro forma adjustment has made
     to Facility management fees to
     reflect the incremental increase
     in management fees from properties
     (only for properties which were
     not previously managed by PSMI)
     acquired by SEI during 1995 and
     1994..................................... $  87,000           $  576,000
                                               =========           ==========
  .  A pro forma adjustment has been
     made to the Advisory fee income to
     reflect the adjustments (Notes 1
     and 2) to SEI's advisory fee
     expense in connection with the
     issuance of Preferred and Common
     Stock, the REIT Mergers, and
     SEI's increased operating income......... $ 610,000           $2,493,000
                                               =========           ==========
  .  A pro forma adjustment has been
     made to Cost of managing
     facilities to eliminate certain
     non-recurring costs and expenses......... $(170,000)          $ (529,000)
                                               =========           ==========
  .  A pro forma adjustment has been
     made to General and administrative
     expense to eliminate certain
     non-recurring costs and expenses......... $(228,000)          $ (255,000)
                                               =========           ==========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

5.   Pro forma Merger adjustments:
     ----------------------------

                                                                      YEAR
                                                 SIX MONTHS           ENDED
                                                   ENDED           DECEMBER 31,
                                               JUNE 30, 1995            1994
                                               -------------       ---------------
  .  The "Operating Companies" have
     included in Facility management
     fee income fees paid by SEI for
     the management of its real estate
     facilities (likewise, SEI has
     included such fees as part of Cost
     of operations).  As a result of
     the Merger, this facility
     management fee income and
     operating expense will no longer
     occur.  Accordingly, pro forma
     adjustments have been made to
     decrease both Facility management
     fees and cost of operations to
     eliminate these property
     management fees (the remaining
     facility management fees represent
     principally fees received from the
     management of properties owned by
     affiliated entities, which SEI
     will acquire an interest in
     pursuant to the acquisition of the
     Real Estate Interests):

        Facility management fee income........ $(6,307,000)        $(12,937,000)
                                               ===========         ============
        Cost of operations.................... $(6,307,000)        $(12,937,000)
                                               ===========         ============
        As a result of the Merger,
        Advisory fee income and expense
        will no longer occur.
        Accordingly, a pro forma
        adjustment has been made to each:
        Advisory fee income................... $(4,036,000)        $ (7,476,000)
                                                ==========         ============
        Advisory fee (expense)................ $(4,036,000)        $ (7,476,000)
                                               ===========         ============

  Included in the "Real Estate Interests"
  are general and limited partnership
  interests in limited partnerships and
  equity interests in REITs.  These
  interests will be accounted for under
  the equity method.  The aggregate fair
  value of these interests ($365
  million) is in excess of the amount of
  the underlying historical equity in
  net assets of the investees by
  approximately $305 million.  SEI
  attributes this difference to the fair
  values of the underlying real estate
  properties and has allocated the
  difference to buildings.  A pro forma
  adjustment has been made to "Equity in
  earnings of real estate entities" to
  reflect additional depreciation
  expense related to the allocated
  difference to buildings (straight-line
  over a 25 year life) as if the
  investees were consolidated entities........ $(6,109,000)        $(12,217,000)
                                               ===========         ============
  .  A pro forma adjustment has been
     made to increase depreciation and
     amortization to reflect the
     amortization of the Intangible
     assets ($235.0 million) over a 40
     year life.  See Note 3 to the Pro
     Forma Consolidated Balance Sheet......... $ 2,938,000         $  5,876,000
                                               ===========         ============

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

6.   Pro forma net income per share of Common Stock has been computed as
     -------------------------------------------------------------------
     follows:
     --------

                                                                                      YEAR
                                                                 SIX MONTHS           ENDED
                                                                    ENDED          DECEMBER 31,
                                                                JUNE 30, 1995          1994
                                                                -------------      ------------
Pro forma net income..........................................  $ 53,317,000       $100,147,000

Less: Pro forma preferred stock dividends.....................   (15,650,000)       (31,206,000)
                                                                ------------       ------------

Income allocable to common shareholders.......................    37,667,000         68,941,000

Less: Pro forma income allocable to Class B shareholders (1)..             -                  -
                                                                ------------       ------------
Income allocable to Common Stock shareholders.................  $ 37,667,000       $ 68,941,000
                                                                ============       ============

Pro forma weighted average shares of Common Stock (2).........    72,108,048         71,844,644
                                                                ============       ============

Pro forma net income per share of Common Stock................  $       0.52       $        .96
                                                                ============       ============

(1) The Class B Common Stock is (i) not entitled to participate in distributions until the later to occur of FFO per Common Share reaching $1.80 (during any period of four consecutive quarters) or the expiration of four years after the Closing; thereafter, the Class B Common Stock will participate in distributions (other than liquidating distribution) at the rate of 97% of the per share distributions on the Common Stock provided that cumulative distributions at the rate of at least $.22 per quarter per share have been paid on the Common Stock, (ii) not entitled to liquidating distributions, (iii) not be entitled to vote (except as expressly required by California law) and (iv) automatically convertible into Common Stock, on a share for share basis, upon the later to occur of FFO per Common Share reaching $3.00 per share for any period of four consecutive quarters or the expiration of seven years after the Closing. The inclusion of the Class B Common Stock in the determination of earnings per share has been determined to be anti-dilutive (after giving effect to the pro forma additional income required to satisfy the above contingencies, and accordingly, the conversion of Class B Common Stock into Common Stock has not been assumed.

     For these purposes, FFO means net income (loss) (computed in accordance with generally accepted accounting principles before (i) gain (loss) on early extinguishment of debt, (ii) minority interest in income and (iii) gain (loss) on disposition of real estate, adjusted as follows: (i) plus depreciation and amortization (including SEI's pro rata share of depreciation and amortization from unconsolidated equity interests and amortization of assets acquired in the Merger), and (ii) less FFO attributable to minority interest. FFO per Common Share means FFO less preferred stock dividends (other than dividends on convertible preferred stock) divided by the outstanding weighted average shares of Common Stock assuming conversion of all outstanding convertible securities and the Class B Common Stock.

(2) As adjusted to give effect to the issuance of 30,000,000 additional shares of Common Stock in connection with the Merger.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

7. For purposes of these computations, earnings consists of net income before minority interest in income, loss on early extinguishment of debt and gain on disposition of real estate plus fixed charges (other than preferred stock dividends) and less the portion of minority interest in income for those consolidated minority interests which had no fixed charges during the period. Fixed charges and preferred stock dividends consist of interest expense and the dividend requirements of SEI's Series A, Series B, Series C, Series D, Series E, Series F and Convertible Preferred Stock.

                            STORAGE EQUITIES, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                                                  SEI
                                  -------------------------------------------------------------------
                                                         PRO FORMA ADJUSTMENTS
                                                     -----------------------------
                                                      ISSUANCE OF
                                                      PREFERRED &                           SEI
                                        SEI             COMMON             REIT          PRE-MERGER
                                   (HISTORICAL)         STOCK(1)        MERGERS(2)       (PRO FORMA)
                                  -------------      ------------      -----------      -------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net Income                       $  29,751,000      $  3,944,000      $ 2,368,000      $  36,063,000
 Depreciation and
  amortization                       16,859,000         2,634,000        1,254,000         20,747,000
 Minority Interest in income          3,715,000          (145,000)               -          3,570,000
 Less: Equity in earnings of
  real estate entities                        -                 -                -                  -
 Distributions from real
  estate entities                             -                 -                -                  -
 Other                                 (851,000)                -          (61,000)          (912,000)
                                  -------------      ------------      -----------      -------------
     Total adjustments               19,723,000         2,489,000        1,193,000         23,405,000
                                  -------------      ------------      -----------      -------------
 Cash provided by operating
  activities                         49,474,000         6,433,000        3,561,000         59,468,000
                                  -------------      ------------      -----------      -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage notes receivable             311,000          (311,000)               -                  -
 Acquisition of minority
  interest                          (10,735,000)                -                -        (10,735,000)
 Acquisition of real estate
  facilities                        (61,980,000)                -                -        (61,980,000)
 Construction in process             (3,400,000)                -                -         (3,400,000)
 Purchase cost of the mergers       (21,427,000)                -                -        (21,427,000)
 Capital expenditures                (3,306,000)         (522,000)        (157,000)        (3,985,000)
 Other                               (1,031,000)                -                -         (1,031,000)
                                  -------------      ------------      -----------      -------------
 Cash (used in) provided by
  investing activities             (101,568,000)         (833,000)        (157,000)      (102,558,000)
                                  -------------      ------------      -----------      -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                              (25,447,000)       (8,636,000)        (917,000)       (35,000,000)
 Principal payments on
  senior notes                                -                 -                -                  -
 Proceeds from the issuance
  of Common Stock                    80,340,000                 -                -         80,340,000
 Proceeds from the issuance
  of Preferred Stock                108,377,000                 -                -        108,377,000
 Principal payments on
  mortgage debt                      (5,418,000)         (411,000)               -         (5,829,000)
 Distributions to
  shareholders                      (28,194,000)       (3,548,000)      (2,240,000)       (33,982,000)
 Distributions to affiliates                  -                 -                -                  -
 Distribution to minority
  interests                          (9,107,000)          386,000                -         (8,721,000)
 Reinvestment by minority
  interests                           1,151,000          (103,000)               -          1,048,000
                                  -------------      ------------      -----------      -------------
 Cash provided by (used in)
  financing activities              121,702,000       (12,312,000)      (3,157,000)       106,233,000
                                  -------------      ------------      -----------      -------------
 Net increase (decrease) in
  cash and cash equivalents          69,608,000        (6,712,000)         247,000         63,143,000

 Cash and cash equivalents at
  the beginning of the period        20,151,000                 -        4,374,000         24,525,000
                                  -------------      ------------      -----------      -------------
 Cash and cash equivalents
  at the end of the period        $  89,759,000      $ (6,712,000)     $ 4,621,000      $  87,668,000
                                  =============      ============      ===========      =============
 FUNDS FROM OPERATIONS(5)         $  41,218,000                                         $  51,659,000
                                  =============                                         =============

                                                                  PSMI
                                    ------------------------------------------------------------------
                                                                                            COMBINED
                                     OPERATING         REAL ESTATE                            PSMI
                                     COMPANIES          INTERESTS        PRO FORMA         OPERATIONS
                                    (HISTORICAL)     (HISTORICAL)(3)   ADJUSTMENTS(3)      (PRO FORMA)
                                    ------------     ---------------   --------------     ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net Income                         $ 12,605,000       $ 12,601,000      $ 1,095,000      $ 26,301,000
 Depreciation and
  amortization                            55,000                  -          247,000           302,000
 Minority Interest in income                   -                  -                -                 -
 Less: Equity in earnings of
  real estate entities                         -        (12,601,000)       1,060,000       (11,541,000)
 Distributions from real
  estate entities                              -          6,642,000       (1,307,000)        5,335,000
 Other                                  (151,000)                 -                -          (151,000)
                                    ------------       ------------      -----------      ------------
     Total adjustments                   (96,000)        (5,959,000)               -        (6,055,000)
                                    ------------       ------------      -----------      ------------
 Cash provided by operating
  activities                          12,509,000          6,642,000        1,095,000        20,246,000
                                    ------------       ------------      -----------      ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage notes receivable                    -                  -          155,000           155,000
 Acquisition of minority
  interest                                     -                  -                -                 -
 Acquisition of real estate
  facilities                                   -                  -                -                 -
 Construction in process                       -                  -                -                 -
 Purchase cost of the mergers                  -                  -                -                 -
 Capital expenditures                          -                  -           (8,000)           (8,000)
 Other                                         -                  -                -                 -
                                    ------------       ------------      -----------      ------------
 Cash (used in) provided by
  investing activities                         -                  -          147,000           147,000
                                    ------------       ------------      -----------      ------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                                         -                  -                -                 -
 Principal payments on
  senior notes                        (2,500,000)                                           (2,500,000)
 Proceeds from the issuance
  of Common Stock                              -                  -                -                 -
 Proceeds from the issuance
  of Preferred Stock                           -                  -                -                 -
 Principal payments on
  mortgage debt                                -                  -         (101,000)         (101,000)
 Distributions to
  shareholders                                 -                  -                -                 -
 Distributions to affiliates         (10,193,000)                 -                -       (10,193,000)
 Distribution to minority
  interests                                    -                  -                -                 -
 Reinvestment by minority
  interests                                    -                  -                -                 -
                                    ------------       ------------      -----------      ------------
 Cash provided by (used in)
  financing activities               (12,693,000)                 -         (101,000)      (12,794,000)
                                    ------------       ------------      -----------      ------------
 Net increase (decrease) in
  cash and cash equivalents             (184,000)         6,642,000        1,141,000         7,599,000

 Cash and cash equivalents at
  the beginning of the period          1,388,000                  -                -         1,388,000
                                    ------------       ------------      -----------      ------------
 Cash and cash equivalents
  at the end of the period          $  1,204,000       $  6,642,000      $ 1,141,000       $ 8,987,000
                                    ============       ============      ===========       ===========
 FUNDS FROM OPERATIONS(5)

                                          PRO FORMA             SEI
                                           MERGER           POST-MERGER
                                       ADJUSTMENTS(4)       (PRO FORMA)
                                       --------------      -------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net Income                            $ (9,047,000)       $  53,317,000
 Depreciation and
  amortization                            2,938,000           23,987,000
 Minority Interest in income                      -            3,570,000
 Less: Equity in earnings of
  real estate entities                    6,109,000           (5,432,000)
 Distributions from real
  estate entities                                 -            5,335,000
 Other                                            -           (1,063,000)
                                       ------------        -------------
     Total adjustments                    9,047,000           26,397,000
                                       ------------        -------------
 Cash provided by operating
  activities                                      -           79,714,000
                                       ------------        -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage notes receivable                       -              155,000
 Acquisition of minority
  interest                                        -          (10,735,000)
 Acquisition of real estate
  facilities                                      -          (61,980,000)
 Construction in process                          -           (3,400,000)
 Purchase cost of the mergers                     -          (21,427,000)
 Capital expenditures                             -           (3,993,000)
 Other                                            -           (1,031,000)
                                       ------------        -------------
 Cash (used in) provided by
  investing activities                            -         (102,411,000)
                                       ------------        -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                                            -          (35,000,000)
 Principal payments on
  senior notes                                                (2,500,000)
 Proceeds from the issuance
  of Common Stock                                 -           80,340,000
 Proceeds from the issuance
  of Preferred Stock                              -          108,377,000
 Principal payments on
  mortgage debt                                   -           (5,930,000)
 Distributions to shareholders          (13,200,000)         (47,182,000)
 Distributions to affiliates             10,193,000                    -
 Distribution to minority
  interests                                       -           (8,721,000)
 Reinvestment by minority
  interests                                       -            1,048,000
                                       ------------        -------------
 Cash provided by (used in)
  financing activities                   (3,007,000)          90,432,000
                                       ------------        -------------
 Net increase (decrease) in
  cash and cash equivalents              (3,007,000)          67,735,000

 Cash and cash equivalents at
  the beginning of the period                     -           25,913,000
                                       ------------        -------------
 Cash and cash equivalents
  at the end of the period             $ (3,007,000)       $  93,648,000
                                       ============        =============
 FUNDS FROM OPERATIONS(5)                                  $  82,792,000
                                                           =============


   See Accompanying Notes to Pro Forma Consolidated Statement of Cash Flows.

                            STORAGE EQUITIES, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                  SEI
                                 ----------------------------------------------------------------------
                                                         PRO FORMA ADJUSTMENTS
                                                    -------------------------------
                                                       ISSUANCE
                                                     OF PREFERRED                             SEI
                                       SEI             & COMMON            REIT           PRE-MERGER
                                  (HISTORICAL)         STOCK(1)        MERGERS (2)        (PRO FORMA)
                                  -------------     -------------      ------------      -------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                       $  42,118,000     $  18,482,000      $  8,082,000      $  68,682,000
 Depreciation and
  amortization                       27,581,000         8,610,000         4,780,000         40,971,000
 Minority interest in income          9,481,000        (2,563,000)                -          6,918,000
 Less: Equity interest
  in earnings of real
  estate entities                             -                 -                 -                  -
 Distributions from real
  estate entities                             -                 -                 -                  -
 Gain on disposition of real
  estate                                      -                 -          (203,000)          (203,000)
 Other                                3,654,000                 -        (1,069,000)         2,585,000
                                  -------------     -------------      ------------      -------------
     Total adjustments               40,716,000         6,047,000         3,508,000         50,271,000
                                  -------------     -------------      ------------      -------------
 Cash provided by operating
  activities                         82,834,000        24,529,000        11,590,000        118,953,000
                                  -------------     -------------      ------------      -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage  notes receivable          6,785,000        (1,387,000)                -          5,398,000
 Investment in real estate
  partnerships                          (78,000)       (6,692,000)                -         (6,770,000)
 Acquisition of mortgage
  notes receivable                   (4,020,000)                -                 -         (4,020,000)
 Acquisition of minority
  interests                         (51,711,000)      (14,695,000)                -        (66,406,000)
 Acquisition of real estate
  facilities                        (93,026,000)     (133,903,000)                -       (226,929,000)
 Proceeds from insurance
  settlement                          1,666,000                 -           800,000          2,466,000
 Purchase cost of the mergers       (20,972,000)                -       (35,435,000)       (56,407,000)
 Capital expenditures                (8,312,000)       (1,631,000)       (2,331,000)       (12,274,000)
                                  -------------     -------------      ------------      -------------
 Cash (used in) provided by
  investing activities             (169,668,000)     (158,308,000)      (36,966,000)      (364,942,000)
                                  -------------     -------------      ------------      -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                              (10,323,000)      (22,995,000)       33,318,000                  -
 Proceeds from the issuance
  of Common Stock                   110,280,000        80,340,000                 -        190,620,000
 Proceeds from the issuance
  of Preferred Stock                 57,899,000       108,377,000                 -        166,276,000
 Principal payments on
  mortgage debt                      (8,233,000)       (1,479,000)                -         (9,712,000)
 Distributions to
  shareholders                      (38,095,000)      (20,440,000)       (7,299,000)       (65,834,000)
 Distributions to affiliates                  -                 -                 -                  -
 Distribution to minority
  interests                         (23,037,000)        5,468,000                 -        (17,569,000)
 Reinvestment by minority
  interests                           7,962,000        (1,936,000)                -          6,026,000
                                  -------------     -------------      ------------      -------------
 Cash provided by (used in)
  financing activities               96,453,000       147,335,000        26,019,000        269,807,000
                                  -------------     -------------      ------------      -------------
 Net increase (decrease) in
  cash and cash equivalents           9,619,000        13,556,000           643,000         23,818,000
 Cash and cash equivalents
  at the beginning of  the
  year                               10,532,000                 -         4,687,000         15,219,000
                                  -------------     -------------      ------------      -------------
 Cash and cash equivalents
  at the end of the year          $  20,151,000     $  13,556,000      $  5,330,000      $  39,037,000
                                  =============     =============      ============      =============
 FUNDS FROM OPERATIONS (5)        $  56,143,000                                          $  98,799,000
                                  =============                                          =============


                                                                PSMI
                                  ------------------------------------------------------------------
                                                                                          COMBINED
                                   OPERATING         REAL ESTATE        PRO FORMA           PSMI
                                   COMPANIES          INTERESTS        ADJUSTMENTS       OPERATIONS
                                  (HISTORICAL)     (HISTORICAL)(3)         (3)          (PRO FORMA)
                                  ------------     ---------------     -----------      ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                       $ 22,008,000       $ 23,697,000      $ 3,853,000      $ 49,558,000
 Depreciation and
  amortization                         522,000                  -          127,000           649,000
 Minority interest in income                 -                  -                -                 -
 Less: Equity interest
  in earnings of real
  estate entities                            -        (23,697,000)       2,085,000       (21,612,000)
 Distributions from real
  estate entities                            -         12,602,000       (2,574,000)       10,028,000
 Gain on disposition of real
  estate                                     -                  -                -                 -
 Other                                (435,000)                 -                -          (435,000)
                                  ------------       ------------      -----------      ------------
     Total adjustments                  87,000        (11,095,000)        (362,000)      (11,370,000)
                                  ------------       ------------      -----------      ------------
 Cash provided by operating
  activities                        22,095,000         12,602,000        3,491,000        38,188,000
                                  ------------       ------------      -----------      ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage  notes receivable                 -                  -          292,000           292,000
 Investment in real estate
  partnerships                               -                  -                -                 -
 Acquisition of mortgage
  notes receivable                           -                  -                -                 -
 Acquisition of minority
  interests                                  -                  -                -                 -
 Acquisition of real estate
  facilities                                 -                  -                -                 -
 Proceeds from insurance
  settlement                                 -                  -                -                 -
 Purchase cost of the mergers                -                  -                -                 -
 Capital expenditures                        -                  -          (44,000)          (44,000)
                                  ------------       ------------      -----------      ------------
 Cash (used in) provided by
  investing activities                       -                  -          248,000           248,000
                                  ------------       ------------      -----------      ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                                       -                  -                -                 -
 Proceeds from the issuance
  of Common Stock                            -                  -                -                 -
 Proceeds from the issuance
  of Preferred Stock                         -                  -                -                 -
 Principal payments on
  mortgage debt                     (4,500,000)                 -         (208,000)       (4,708,000)
 Distributions to
  shareholders                               -                  -                -                 -
 Distributions to affiliates       (17,705,000)                 -                -       (17,705,000)
 Distribution to minority
  interests                                  -                  -                -                 -
 Reinvestment by minority
  interests                                  -                  -                -                 -
                                  ------------       ------------      -----------      ------------
 Cash provided by (used in)
  financing activities             (22,205,000)                 -         (208,000)      (22,413,000)
                                  ------------       ------------      -----------      ------------
 Net increase (decrease) in
  cash and cash equivalents           (110,000)        12,602,000        3,531,000        16,023,000
 Cash and cash equivalents
  at the beginning of  the
  year                               1,498,000                  -                -         1,498,000
                                  ------------       ------------      -----------      ------------
 Cash and cash equivalents
  at the end of the year          $  1,388,000       $ 12,602,000      $ 3,531,000      $ 17,521,000
                                  ============       ============      ===========      ============
 FUNDS FROM OPERATIONS (5)


                                    PRO FORMA              SEI
                                      MERGER           POST-MERGER
                                  ADJUSTMENTS(4)       (PRO FORMA)
                                  --------------       ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                       $(18,093,000)       $ 100,147,000
 Depreciation and
  amortization                       5,876,000           47,496,000
 Minority interest in income                 -            6,918,000
 Less: Equity interest
  in earnings of real
  estate entities                   12,217,000           (9,395,000)
 Distributions from real
  estate entities                            -           10,028,000
 Gain on disposition of real
  estate                                     -             (203,000)
 Other                                       -            2,150,000
                                  ------------        -------------
     Total adjustments              18,093,000           56,994,000
                                  ------------        -------------
 Cash provided by operating
  activities                                 -          157,141,000
                                  ------------        -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Principal payments on
  mortgage  notes receivable                 -            5,690,000
 Investment in real estate
  partnerships                               -           (6,770,000)
 Acquisition of mortgage
  notes receivable                           -           (4,020,000)
 Acquisition of minority
  interests                                  -          (66,406,000)
 Acquisition of real estate
  facilities                                 -         (226,929,000)
 Proceeds from insurance
  settlement                                 -            2,466,000
 Purchase cost of the mergers       (2,000,000)         (58,407,000)
 Capital expenditures                        -          (12,318,000)
                                  ------------        -------------
 Cash (used in) provided by
  investing activities              (2,000,000)        (366,694,000)
                                  ------------        -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on bank
  debt                                       -                    -
 Proceeds from the issuance
  of Common Stock                            -          190,620,000
 Proceeds from the issuance
  of Preferred Stock                         -          166,276,000
 Principal payments on
  mortgage debt                              -          (14,420,000)
 Distributions to
  shareholders                     (25,500,000)         (91,334,000)
 Distributions to affiliates        17,705,000                    -
 Distribution to minority
  interests                                  -          (17,569,000)
 Reinvestment by minority
  interests                                  -            6,026,000
                                  ------------        -------------
 Cash provided by (used in)
  financing activities              (7,795,000)         239,599,000
                                  ------------        -------------
 Net increase (decrease) in
  cash and cash equivalents         (9,795,000)          30,046,000
 Cash and cash equivalents
  at the beginning of  the
  year                                       -           16,717,000
                                  ------------        -------------
 Cash and cash equivalents
  at the end of the year          $ (9,795,000)       $  46,763,000
                                  ============        =============
 FUNDS FROM OPERATIONS (5)                            $ 158,016,000
                                                      =============

   See Accompanying Notes to Pro Forma Consolidated Statement of Cash Flows.

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)


1.   Issuance of Preferred and Common Stock
     --------------------------------------

     During 1994 and 1995, SEI issued shares of both its preferred and Common Stock (See Note 1 to the Pro Forma Consolidated Statements of Income).

     Pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the uses of the proceeds as if the transactions were completed at the beginning of the year ended December 31, 1994. Similarly, the following pro forma adjustments were made to reflect the effect on net cash provided by operating activities:

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                            JUNE 30, 1995           1994
                                            -------------       -------------
 "Net income" was adjusted to reflect
 the overall effect of the above
 offerings and the use of the net
 proceeds therefrom on the pro forma
 consolidated net income................     $ 3,944,000        $  18,482,000
                                             ===========        =============

 "Depreciation and amortization" has
 been increased to reflect the
 incremental difference between the
 actual depreciation expense included
 in the historical statements of
 operations and the pro forma
 depreciation expense as if the
 facilities were in operation for a
 full period (including a pro forma
 adjustment for the amortization of
 mortgage note receivable discounts
 totaling $67,000 and $693,000 in 1995
 and 1994, respectively - See Note 1 to
 the Pro Forma Consolidated Statements
 of Income).............................     $ 2,634,000        $   8,610,000
                                             ===========        =============

 "Minority interest in income" has been
 adjusted to reflect similar
 adjustments to the pro forma
 consolidated statements of income......     $  (145,000)       $  (2,563,000)
                                             ===========        =============

The following pro forma adjustments
have been made to cash flows from
investing and financing activities:

    "Principal payments on mortgage
    notes receivable" was decreased to
    reflect the elimination of
    historical payments relating to the
    canceled mortgage notes (which were
    canceled in connection with the
    acquisition of real estate
    facilities).........................     $  (311,000)       $  (1,387,000)
                                             ===========        =============

    "Investment in real estate entities
    has been increased to reflect the
    acquisition of limited partnership
    units in unconsolidated affiliated
    partnerships........................     $         -        $  (6,692,000)
                                             ===========        =============

    "Acquisitions of minority interests
    in real estate partnerships" was
    increased to reflect the
    acquisitions of such interests,
    which occurred subsequent to the
    period..............................     $         -        $ (14,695,000)
                                             ===========        =============

    "Acquisitions of real estate
    facilities" was increased to
    reflect the acquisitions of real
    estate facilities, which occurred
    subsequent to the period............     $         -        $(133,903,000)
                                             ===========        =============

    "Capital improvements to real estate
    facilities" was increased to
    reflect the estimated additional
    capital improvements which would
    have been incurred during the
    period for the acquired real estate
    facilities..........................     $  (522,000)       $  (1,631,000)
                                             ===========        =============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                            JUNE 30, 1995           1994
                                            -------------       -------------
    "Net proceeds (pay downs) from note
    payable to bank" has been adjusted
    to reflect the pro forma use of the
    offering proceeds to pay down the
    historical borrowings on SEI's
    credit facilities during the year
    ended December 31, 1994.............     $         -        $ (22,995,000)
                                             ===========        =============

    "Net proceeds from the issuance of
    Common Stock" was increased to
    reflect the net proceeds from the
    issuance of Common Stock on May
    31, 1995, which occurred
    subsequent to the period............     $         -        $  80,340,000
                                             ===========        =============

    "Net proceeds from the issuance of
    preferred stock" was increased to
    reflect the net proceeds from the
    issuance of Series E and Series F
    Preferred Stock, which occurred
    subsequent to the period............     $         -        $ 108,377,000
                                             ===========        =============

    "Principal payments on bank debt"
    has been decreased to reflect
    additional principal payments
    with the use of the net proceeds
    of the issuance of Preferred and
    Common Stock........................     $(8,636,000)       $           -
                                             ===========        =============

    "Principal payments on mortgage
    notes payable" was increased to
    reflect the payments which would
    have been made during the period
    with respect to the mortgage notes
    payable which were assumed in
    connection with the acquisition of
    real estate facilities..............     $  (411,000)       $  (1,479,000)
                                             ===========        =============

    "Distributions paid to shareholders"
    has been increased to reflect the
    additional distributions which
    would have been paid to the holders
    of the Common Stock, Series C,
    Series D, Series E and Series F
    Preferred Stock issued during 1994
    and 1995, as if the common and
    preferred stock were outstanding
    for the entire period...............     $(3,548,000)       $ (20,440,000)
                                             ===========        =============

    "Distributions from operations to
    minority interest in real estate
    partnerships" has been adjusted
    to reflect the reduction in
    distributions to minority interests
    which would have resulted in
    connection with the acquisition of
    minority interests by SEI, assuming
    SEI had completed such acquisitions
    at the beginning of the period......     $   386,000        $   5,468,000
                                             ===========        =============

    "Reinvestment by minority interests
    into real estate partnerships" has
    been adjusted to reflect the
    reduction which would have
    resulted in connection with the
    acquisition of minority interests
    by SEI, assuming SEI had completed
    such acquisitions at the beginning
    of the period.......................     $  (103,000)       $  (1,936,000)
                                             ===========        =============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

2.   REIT Mergers
     ------------

     During 1994 and 1995, SEI completed the REIT Mergers. The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994 to reflect the effect on net cash provided by operating activities:

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                            JUNE 30, 1995           1994
                                            -------------       -------------
 An adjustment has been made to reflect
 the pro forma increase in net income
 as a result of the PSP REIT merger
 transaction............................     $2,368,000         $  8,082,000
                                             ==========         ============

 An adjustment has been made to reflect
 the pro forma increase in depreciation
 as a result of the PSP REIT merger
 transaction............................     $1,254,000         $  4,780,000
                                             ==========         ============

 An adjustment has been made to reflect
 the historical gain on disposition of
 real estate of the PSP REITs...........     $        -         $   (203,000)
                                             ==========         ============

 A pro forma adjustment has been made to
 reflect the PSP REITs' historical net
 change in other assets and liabilities
 during the period......................     $  (61,000)        $ (1,069,000)
                                             ==========         ============

 In addition, pro forma adjustments were
 made to cash flows from investing and
 financing activities as follows:

 A pro forma adjustment has been made to
 reflect the PSP REITs' historical
 proceeds from insurance settlements....     $        -         $    800,000
                                             ==========         ============

 "Purchase cost of mergers" has been
 adjusted to reflect the cash portion
 of the purchase price, including costs
 and expense ($21.4 million for PSP VI
 and $14.0 million for PSP VII).........     $        -         $(35,435,000)
                                             ==========         ============

 A pro forma adjustment has been made to
 reflect the PSP REITs' historical
 capital improvements...................     $ (157,000)        $ (2,331,000)
                                             ==========         ============

 Net proceeds (pay downs) from note
 payable to bank has been adjusted to
 reflect:
     .  the historical activity of
        the PSP REITs...................     $ (917,000)        $          -

     .  the pro forma borrowings to
        consummate the REIT Mergers.....               -           33,318,000
                                              ----------         ------------
                                              $ (917,000)        $ 33,318,000
                                              ==========         ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                           JUNE 30, 1995            1994
                                           -------------       -------------
 Distributions paid to shareholders has
 been increased to reflect the pro
 forma distributions which would have
 been paid as a result of each of the
 REIT Mergers (assuming the historical
 distribution rate of $.44 and $.85 per
 share of Common Stock for the Six
 months ended June 30, 1995 and year
 ended December 31, 1994):

   PSP VIII:
   --------
     .  Historical distributions
        prior to merging with SEI.......   $          -         $ (2,949,000)
     .  Pro forma adjustment to
        eliminate historical
        distribution prior to merging
        with SEI........................              -            2,949,000
     .  Pro forma distributions assuming
        merger occurred at the beginning
        of fiscal 1994 based on
        2,593,914 shares issued in the
        merger...........................      (571,000)          (2,205,000)
     .  Less amounts included in the SEI
        historical distributions........        571,000              571,000
                                           ------------         ------------
           Pro forma adjustment for PSP
            VIII........................              -           (1,634,000)
                                           ------------         ------------

   PSP VI:
   ------
     .  Historical distributions
        prior to merging with SEI.......     (1,221,000)          (4,886,000)
     .  Pro forma adjustment to
        eliminate historical
        distribution prior to merging
        with SEI........................      1,221,000            4,886,000
     .  Pro forma distributions
        assuming merger occurred at
        the beginning of fiscal 1994
        based on 3,147,015 shares
        issued in the merger............     (1,385,000)          (2,675,000)
     .  Less amounts included in the
        SEI historical distributions....        693,000                    -
                                           ------------         ------------
           Pro forma adjustment for
            PSP VI......................       (692,000)          (2,675,000)
                                           ------------         ------------

   PSP VII:
   -------
     .  Historical distributions
        prior to merging with SEI.......     (2,132,000)          (4,271,000)
     .  Pro forma adjustment to
        eliminate historical
        distribution prior to merging
        with SEI........................      2,132,000            4,271,000
     .  Pro forma distributions
        assuming merger occurred at
        the beginning of fiscal 1994
        based on 3,517,272 shares
        issued in the merger............     (1,548,000)          (2,990,000)
     .  Less amounts included in the
        SEI historical distributions....              -                    -
                                           ------------         ------------
           Pro forma adjustment for
            PSP VII.....................     (1,548,000)          (2,990,000)
                                           ------------         ------------
         Total pro forma adjustment.....    $(2,240,000)        $ (7,299,000)
                                           ============         ============


                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)


3.   Pro forma adjustments to the historical "Operating Companies" and "Real
     -----------------------------------------------------------------------
     Estate Interests":
     ------------------

     The following pro forma adjustments have been made to the Pro Forma Consolidated Statements of Cash Flows corresponding to the adjustments made to the respective Pro Forma Consolidated Statements of Income (See Note 4 to the Pro Forma Consolidated Statements of Income).

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                           JUNE 30, 1995            1994
                                           -------------       -------------
 An adjustment has been made to reflect
 the pro forma increase in net income
 as a result of the pro forma
 adjustments to the Pro Forma
 Consolidated Statements of Income......     $ 1,095,000          $ 3,853,000
                                             ===========          ===========

 An adjustment has been made to reflect
 the pro forma increase in depreciation
 and amortization.......................     $   247,000          $   127,000
                                             ===========          ===========

 An adjustment has been made to
 eliminate the historical property and
 all-inclusive trust deed operating
 results included in equity in earnings
 of real estate entities" included in
 the "Real Estate Interests." See Note
 4 to the Pro Forma Consolidated
 Statements of Income...................     $ 1,060,000          $ 2,085,000
                                             ===========          ===========

 An adjustment has been made to
 eliminate the historical property and
 all-inclusive trust deeds cash flow
 which is included in real estate
 entities included in the "Real Estate
 Interests." See Note 4 to the Pro
 Forma Consolidated Statements of
 Income.................................     $(1,307,000)         $(2,574,000)
                                             ===========          ===========

 In addition, pro forma adjustments were
 made to cash flows from investing and
 financing activities as follows:

    A pro forma adjustment has been made
    to reflect the historical principal
    payments on the mortgage notes
    receivable secured by all-inclusive
    deeds of trust......................     $   155,000          $   292,000
                                             ===========          ===========

    A pro forma adjustment has been made
    to reflect historical capital
    improvements on the seven
    properties to be acquired in the
    Merger..............................     $    (8,000)         $   (44,000)
                                             ===========          ===========

    A pro forma adjustment has been made
    to reflect the historical principal
    payments on the mortgage notes
    payable secured by all-inclusive
    deeds of trusts.....................     $  (101,000)         $  (208,000)
                                             ===========          ===========

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)


4.   Pro forma Merger adjustments:
     -----------------------------

     The following pro forma adjustments have been made to the Pro Forma Consolidated Statements of Cash Flows corresponding to the adjustments made to the respective Pro Forma Consolidated Statements of Income (See Note 5 to the Pro Forma Consolidated Statements of Income).

                                             SIX MONTHS          YEAR ENDED
                                               ENDED             DECEMBER 31,
                                           JUNE 30, 1995            1994
                                           -------------       -------------
 An adjustment has been made to reflect
 the pro forma decrease in net income
 as a result of the pro forma
 adjustments to the Pro Forma
 Consolidated Statements of Income......     $ (9,047,000)        $(18,093,000)
                                             ============         ============

 An adjustment has been made to reflect
 the pro forma increase in depreciation
 and amortization.......................     $  2,938,000         $  5,876,000
                                             ============         ============

 An adjustment has been made to adjust
 historical depreciation included in
 the "Equity in earnings of real estate
 entities" included in the "Real Estate
 Interests" to reflect the depreciation
 of the difference between the fair
 value of the acquired interests and
 the underlying carrying value on each
 of the investees books.................     $  6,109,000         $ 12,217,000
                                             ============         ============


In addition, pro forma adjustments were
made to cash flows from investing and
financing activities as follows:

 A pro forma adjustment has been made to
 Purchase cost of mergers to reflect
 the cash portion of the Merger (direct
 costs and expense of the Merger).......     $          -         $ (2,000,000)
                                             ============         ============

 A pro forma adjustment has been made to
 eliminate the historical Distributions
 to affiliates included in the
 "Operating Companies"..................     $ 10,193,000         $ 17,705,000
                                             ============         ============

 A pro forma adjustment has been made to
 reflect the distributions to the
 shares of Common Stock to be issued
 pursuant to the Merger (distributions
 are based on historical distributions
 per share of Common Stock at $.44 per
 share for the first six months of 1995
 and $.85 per share for fiscal 1994)....     $(13,200,000)        $(25,500,000)
                                             ============         ============

                            STORAGE EQUITIES, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF CASH FLOWS
    For the Six Months Ended June 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)

5.   Funds from operations:
     ----------------------

     FFO means net income (loss) (computed in accordance with GAAP) before
     (i) loss on early extinguishment of debt (ii) minority interest in income and (iii) gain/loss on disposition of real estate, adjusted as follows:
     (i) plus depreciation and amortization (including SEI's pro-rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the Merger), and (ii) less FFO attributable to minority interests. FFO is a supplemental performance measure for equity REITs used by industry analysts. FFO does not take into consideration principal payments on debt, capital improvements, distributions and other obligations of SEI. Accordingly, FFO is not a substitute for SEI's net cash provided by operating activities or net income as a measure of SEI's liquidity or operating performance or ability to pay distributions.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SEI HISTORICAL

     The following discussion and analysis should be read in conjunction with the consolidated financial statements of SEI appearing in SEI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended (the "1994 10-K"), and Quarterly Report on Form 10-Q for the period ended June 30, 1995.

     Results of Operations

     Six months ended June 30, 1995 compared to the six months ended June 30,
     ------------------------------------------------------------------------
1994   Net income for the six months ended June 30, 1995 was $29,751,000
----
compared to $18,940,000 for the same period in 1994, representing an increase of $10,811,000. Net income allocable to common shareholders increased to $16,443,000 for the six months ended June 30, 1995 from $11,642,000 for the six months ended June 30, 1994. The increase in net income and net income allocable to common shareholders were primarily the result of improved property operations for the Same Store facilities, the acquisition of additional real estate facilities during 1995 and 1994, and the acquisition of additional partnership interests during 1995 and 1994. Net income per common share was $.50 per share (based on weighted average shares outstanding of 32,707,556) for the six months ended June 30, 1995 compared to $.52 per share (based on weighted average shares outstanding of 22,436,885) for the same period in 1994. The decrease in net income per share was principally due to increasing depreciation expense allocable to the common stock shareholders, including depreciation allocable to the limited partnership interests acquired by the Company.

     During the six months ended June 30, 1995, property net operating income (rental income less cost of operations and depreciation expense) improved compared to the same period in 1994. Rental income increased $22,821,000 or 35% from $65,247,000 for the six months ended June 30, 1994 to $88,068,000 for the same period in 1995, cost of operations increased $7,654,000 or 31% from $24,688,000 for the six months ended June 30, 1994 to $32,342,000 for the same period in 1995 and depreciation expense increased by $3,451,000 from $13,453,000 for the six months ended June 30, 1994 to $16,904,000 for the same period in 1995, resulting in a net increase in property net operating income of $11,716,000 or 43%. Property net operating income prior to the reduction for depreciation expense increased by $15,167,000 or 37% from $40,559,000 for the six months ended June 30, 1994 to $55,726,000 for the same period in 1995.

     The Company generally analyzes the operating results of its real estate portfolio in three different categories; (i) mini-warehouse properties owned since December 31, 1991 (referred to as "Same Stores"), consisting of 246 mini-warehouses, (ii) mini-warehouse facilities acquired subsequent to December 31, 1991 (referred to as "Newly Acquired"), consisting of 208 mini-warehouses, and
(iii) 19 business park facilities. The Company's revenues are generated principally through the operation of its real estate facilities. The Company's core business, however, is the operation of mini-warehouse facilities which, during the six months ended June 30, 1995, represented approximately 90% of the Company's property operations (based on 1995 rental income).

     Property net operating income for the Same Store facilities increased by $785,000 or 4.0% from $19,758,000 for the six months ended June 30, 1994 to $20,543,000 for the six months ended June 30, 1995. Property net operating income prior to the reduction for depreciation expense for the Same Store facilities increased by $1,302,000 or 4.6% from $28,484,000 for the six months ended June 30, 1994 to $29,786,000 for the six months ended June 30, 1995. These increases are principally due to increased average rental rates. Weighted average occupancy levels were 89% for the Same Store facilities for each of the six months ended June 30, 1995 and 1994. Realized monthly rent per square foot for these facilities was $.60 and $.58 for the six months ended June 30, 1995 and 1994, respectively. Property operating expenses prior to the reduction for depreciation increased by $286,000 or 2% from $16,503,000 for the six months ended June 30, 1994 to $16,789,000 for the six months ended June 30, 1995.

     The Newly Acquired facilities contributed approximately $16,364,000 and $6,420,000 of property net operating income for the six months ended June 30, 1995 and 1994, respectively ($21,472,000 and $8,457,000 of property net operating income prior to the reduction for depreciation expense for the six months ended June 30, 1995 and 1994, respectively). These increases reflect the acquisition of 85 and 71 mini-warehouses in 1995 and 1994, respectively. Property net operating income for Newly Acquired facilities which were owned throughout each of the six months ended June 30, 1995 and 1994 (52 facilities), were $5,314,000 and $4,955,000 respectively, representing an increase of $359,000 or 7% ($6,997,000 and $6,542,000 of property net operating income prior to the reduction for depreciation expense for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $455,000 or 7%). These increases are principally due to increased weighted average occupancy levels combined with an increase in average rental rates. Weighted average occupancy levels were 88% for these 52 facilities for the six months ended June 30, 1995 compared to 87% for the same period in 1994. Realized monthly rent per square foot for these facilities was $0.65 and $0.63 for the six months ended June 30, 1995 and 1994, respectively. Property operating expenses for these 52 facilities (prior to the reduction for depreciation) increased by $89,000 or 2.5% from $3,542,000 for the six months ended June 30, 1994 to $3,631,000 for the six months ended June 30, 1995.

     Property net operating income with respect to the Company's business park operations increased by $987,000 from $928,000 for the six months ended June 30, 1994 to $1,915,000 for the same period in 1995. Property net operating income prior to the reduction for depreciation expense with respect to the Company's business park operations increased by $850,000 from $3,618,000 for the six months ended June 30, 1994 to $4,468,000 for the same period in 1995. The increase is due principally to the acquisition of a business park facility during the second quarter of 1994 which contributed approximately $469,000 to the increase in the property net operating income. Weighted average occupancy levels were 96% for the business park facilities for the six months ended June 30, 1995 compared to 95% for the same period in 1994. The monthly average realized rent per square foot for the business park facilities was $0.73 and $0.68 for the six months ended June 30 1995 and 1994, respectively.

     Interest and other income decreased from $3,293,000 for the six months ended June 30, 1994 to $3,042,000 for the same period in 1995 for a net decrease of $251,000. The decrease is primarily attributable to the reduction in interest income from mortgage notes receivable partially offset by increased interest income on the cash balances. The Company canceled approximately $8,466,000 and $24,441,000 of mortgage notes receivable during 1995 and 1994, respectively, in connection with the acquisition of real estate facilities securing such notes. As a result, interest income from the mortgage notes receivable decreased from $2,641,000 to $1,120,000 for the six months ended March 31, 1994 and 1995, respectively, as the average outstanding mortgage notes receivable balance was significantly lower ($18,950,000) during the six months ended June 30, 1995 compared to the same period in 1994 ($48,055,000). As of June 30, 1995, the mortgage notes bear interest at stated rates ranging from 8.5% to 11.97% and effective interest rates ranging from 10.0% to 14.8%.

     On May 31, 1995, the Company completed a public offering of its common stock raising net proceeds of approximately $82 million. Throughout the month of June 1995, the net proceeds remained invested in short-term interest bearing securities (with weighted average yields of approximately 5.6% per annum). As a result interest income from cash balances increased by approximately $691,000.

     Depreciation and amortization expense was $16,926,000 and $13,541,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $3,385,000 which is due to the acquisition of additional properties in 1994 and 1995. Net income allocable to the common shareholders includes net depreciation and amortization expense of approximately $11,467,000 ($0.35 per common share) and $5,741,000 ($0.26 per common share) for the six months ended June 30, 1995 and 1994, respectively. This increase is due to increased depreciation from the acquisition of real estate facilities combined with increased allocations of depreciation from the consolidated PSP Partnerships to the Company's shareholders. During 1994 and 1995, the Company acquired additional partnership interests in the PSP Partnerships (see below) and as a result an increasing amount of depreciation expense from the existing real estate portfolio has been allocated to the Company rather than to the minority interest.

     General and administrative expense was $1,736,000 and $1,380,000 for the six months ended June 30, 1995 and 1994, respectively, representing an increase of $356,000. This increase is due to the growth in the Company's capital base combined with certain costs incurred in connection with the acquisition of additional real estate facilities.

     "Minority interest in income" represents the income allocable to equity (partnership) interests in the PSP Partnerships (whose accounts are consolidated with the Company) which are not owned by the Company. Since 1990, the Company has acquired portions of these equity interests through its acquisition of limited and general partnership interests in the PSP Partnerships. These acquisitions have resulted in reductions to the "Minority interest in income" from what it would otherwise have been in the absence of such acquisitions, and accordingly, have increased the Company's share of the consolidated PSP Partnerships' income. See Table on page 51. In determining income allocable to the minority interest for the six months ended June 30, 1995 and 1994 consolidated depreciation and amortization expense of approximately $5,392,000 and $7,294,000, respectively, was allocated to the minority interest. The decrease in depreciation allocated to the minority interest was principally the result of the acquisition of limited partnership units by the Company.

     The acquisition of these partnership interests has provided the Company with increased liquidity through cash distributions from the PSP Partnerships. From January 1, 1995 through August 31, 1995, SEI acquired additional partnership interests in the PSP Partnerships of approximately $17.0 million and has no plans to acquire any significant additional interests during the remainder of 1995.

     Advisory fees increased by $1,070,000 from $2,356,000 for the six months ended June 30, 1994 to $3,426,000 for the same period in 1995. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional preferred and common stock during 1994 and 1995.


     Year ended December 31, 1994 compared to year ended December 31, 1993.  Net
     ---------------------------------------------------------------------
income in 1994 was $42,118,000 compared to $28,036,000 in 1993, representing an increase of $14,082,000. Net income per share of Common Stock was $1.05 per share in 1994 compared to $.98 in 1993, representing an increase of $.07 per share. In determining net income per common share, preferred stock dividends ($16,846,000 and $10,888,000 in 1994 and 1993, respectively) reduced income allocable to the Common Stock. The increase was primarily the result of improved property operations at SEI's Same Store mini-warehouses, the acquisition of additional real estate facilities during 1994, 1993 and 1992, and the acquisition of additional partnership interests.

     During 1994, property net operating income improved compared to 1993. Rental income increased $32,642,000, or 30%, from $109,203,000 in 1993 to
$141,845,000 in 1994, cost of operations increased $10,700,000, or 25%, from $42,116,000 in 1993 to $52,816,000 in 1994, and property depreciation expense increased $3,175,000 from $24,924,000 in 1993 to $28,099,000 in 1994, or 13%, resulting in a net increase in property operating income of $18,767,000, or 45%. Property net operating income prior to the reduction of depreciation increased by $21,942,000, or 33%. These increases were the result of improved property operations for the Same Store mini-warehouses, the acquisition of a total of 123 additional mini-warehouse facilities and one business park facility during 1994, 1993 and 1992, and improved property operations at SEI's business park facilities.

     Property net operating income for the Same Store mini-warehouses increased by $2,583,000, or 6.7%, from $38,383,000 in 1993 to $40,966,000 in 1994.
Property net operating income prior to the reduction of depreciation for the Same Store mini-warehouses increased by $3,634,000, or 6.6%, from $55,266,000 in 1993 to $58,900,000 in 1994. These increases continue the upward trend of improved operations at these facilities over the past three years as net cash flow increased by approximately 9.7% in 1993, and 6.1% in 1992 compared to the respective prior year. These increases are principally due to increased occupancy levels combined with an increase in average rental rates. Weighted average occupancy levels were 90.3% for the Same Store mini-warehouse facilities for the year ended December 31, 1994 compared to 89.5% for the same period in 1993. Realized monthly rent per square foot for these facilities was $.59 and $.56 for the year ended December 31, 1994 and 1993, respectively.

     From January 1, 1992 through December 31, 1994, SEI acquired a total of 123 mini-warehouse facilities, 23 of which were acquired pursuant to a merger transaction on September 30, 1994. During 1994 and 1993 these newly acquired mini-warehouses contributed approximately $22,831,000 and $5,812,000 of property net operating income prior to the reduction of depreciation, respectively.

     Property net operating income with respect to SEI's business park operations improved by $2,668,000 from a net operating loss of $429,000 in 1993 to net operating income of $2,239,000 in 1994. Property net operating income prior to the reduction of depreciation with respect to SEI's business park operations improved by $1,289,000 from $6,009,000 in 1993 to $7,298,000 in 1994.
These improvements are principally due to the improved performance of SEI's business park facility located in Culver City, California, where property net operating income increased by approximately $511,000 combined with the 1994 acquisition of a facility located in Monterey Park, California which provided property net operating income of $710,000 in 1994. Weighted average occupancy levels were 95.3% for the business park facilities for the year ended December 31, 1994 compared to 93.1% for the same period in 1993.

     Interest and other income decreased from $5,477,000 in 1993 to $5,351,000 in 1994. The decrease is primarily attributable to the cancellation of mortgage notes receivable totaling $24,441,000 (face amount) during 1994 in connection with the acquisition of the underlying real estate facilities securing the mortgage notes.

     Interest expense increased from $6,079,000 in 1993 to $6,893,000 in 1994, representing an increase of $814,000. This increase is primarily attributable to the overall increase in average debt outstanding in 1994 compared to 1993 as a result of increased borrowings on its bank credit facilities in 1994 compared to 1993. SEI principally uses its credit facilities to finance the acquisition of real estate investments which are subsequently repaid with the net proceeds from the sale of SEI's securities. The weighted average annual interest on the credit facility and the mortgage notes outstanding at December 31, 1994 was approximately 7.3% and 9.3%, respectively. Also during the third and fourth quarters of 1994, SEI wrote-off $700,000 of debt issuance costs and $300,000 of fees to establish the new bank credit facility.

     Advisory fees increased by $1,364,000 from $3,619,000 in 1993 to $4,983,000 in 1994. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional common and preferred stock during 1994 and 1993.

     Year ended December 31, 1993 compared to year ended December 31, 1992.  Net
     ---------------------------------------------------------------------
income in 1993 was $28,036,000 compared to $15,123,000 in 1992, representing an increase of $12,913,000. Net income per share of Common Stock was $.98 in 1993 compared to $.90 in 1992, representing an increase of $.08 per share. Net income in 1992 included a gain on the partial condemnation by a governmental authority of a mini-warehouse facility of $398,000 or $.02 per share of Common Stock. In addition, in determining net income per common share, preferred stock dividends ($10,888,000 and $812,100 in 1993 and 1992, respectively) reduced income allocable to Common Stock.

     Income before gain on disposition of real estate was $28,036,000 in 1993 compared to $14,725,000 in 1992, representing an increase of $13,311,000, or 90%. The increase was primarily the result of improved property operations for properties owned throughout 1993 and 1992, the acquisition of additional real estate facilities during 1993 and 1992, the acquisition of additional partnership interests, increased interest income and reduced interest expense.

     During 1993, property net operating income (rental income less cost of operations and expense) improved compared to 1992. Rental income increased $13,317,000, or 13.9%, from $95,886,000 in 1992 to $109,203,000 in 1993, cost of operations increased $3,768,000, or 9.8%, from $38,348,000 in 1992 to
$42,116,000 in 1993, and depreciation expense increased $2,888,000 from $22,036,000 in 1992 to $24,924,000 in 1993, resulting in a net increase in property operating income of $6,661,000, or 18.8%. Property net operating income prior to the reduction for depreciation increased by $9,549,000, or 16.6%. These increases were the result of (i) improved property operations at the "Same Store" facilities and (ii) the acquisition of 11 additional mini-warehouse facilities during 1992 (four of which were acquired on December 30, 1992) and 41 additional mini-warehouse facilities during 1993 (13 of which were acquired on December 30, 1993) partially offset by reduced property operations at SEI's business park facilities.

     Property net operating income for the "Same Store" facilities increased by $4,535,000, or 13.4%, from $33,848,000 in 1992 to $38,383,000 in 1993. Property net operating income prior to the reduction of depreciation expense for the "Same Store" facilities increased by $4,893,000, or 9.7%, from $50,373,000 in 1992 to $55,266,000 in 1993. These increases continue the upward trend of improved operations at these facilities over the past three years as net operating income prior to reduction for depreciation expense increased by approximately 6.1% in 1992 compared to 1991 and 2.0% in 1991 compared to 1990. These increases are principally due to increased occupancy levels combined with a slight increase in average rental rates.

     The real estate facilities which were acquired during 1993 and 1992 contributed approximately $4,209,000 and $635,000 of property net operating income in 1993 and 1992, respectively ($5,812,000 and $959,000 of property net operating income prior to the reduction for depreciation expense in 1993 and 1992, respectively).

     Property net operating income with respect to SEI's business park operations decreased by $1,448,000 from $1,019,000 in 1992 to a net operating loss of $429,000 in 1993. Property net operating income prior to the reduction of depreciation expense with respect to SEI's business park operations decreased by $197,000, or 3.2%, from $6,206,000 in 1992 to $6,009,000 in 1993. These decreases are principally due to the performance of SEI's business park facility located in Culver City, California, where property net operating income decreased by approximately $590,000 due to a decline in occupancy and increased expenses. SEI's business park facility manager, PSCP, has been actively marketing the facility and has improved occupancy and property operations at the facility in 1994.

     Weighted average occupancy levels were 89% for the mini-warehouse facilities and 93% for the business park facilities in 1993 compared to 86% for the mini-warehouse facilities and 90% for the business park facilities in 1992.

     Interest and other income increased from $1,562,000 in 1992 to $5,477,000 in 1993 for a net increase of $3,915,000. The increase is primarily attributable to the acquisition of mortgage notes receivable totaling $61,088,000 (face amount). The mortgage notes bear interest at stated rates ranging from 6.125% to 11.97% and effective interest rates ranging from 10.00% to 14.74%. The overall average outstanding mortgage notes receivable balance for the year ended December 31, 1993 was approximately $54,453,000 generating an overall average effective yield of 11.04%.

     Interest expense decreased from $9,834,000 in 1992 to $6,079,000 in 1993 for a net decrease of $3,755,000. The decrease in interest expense is primarily attributable to overall decreases in average debt outstanding as mortgage notes payable were reduced by $19,141,000 during 1993 combined with reduced average borrowings on SEI's credit facilities during 1993 as compared to 1992. The weighted average interest on the mortgage notes outstanding at December 31, 1993 was approximately 10.0%.

     "Minority interest in income" represents the income allocable to equity (partnership) interests in the PSP Partnerships (whose accounts are consolidated with SEI) which are not owned by SEI. Since 1990, SEI has acquired portions of these equity interests through its acquisition of limited and general partnership interests in the PSP Partnerships. As reflected in the following table, these acquisitions have resulted in reductions to the "Minority interest in income" from what it would otherwise have been in the absence of such acquisitions, and accordingly, have increased SEI's share of the consolidated PSP Partnerships' income:

                                               For the Six Months
                                                 Ended June 30,               For the Year Ended December 31,
                                           -------------------------     -----------------------------------------
                                               1995           1994           1994           1993           1992
                                           -----------   ------------    -----------    -----------    -----------
          Combined net income of the
           consolidated PSP Partnerships   $ 9,163,000    $ 8,055,000    $17,150,000    $12,237,000    $ 9,722,000

          SEI's share of net income of
           the consolidated PSP
           Partnerships resulting from
           partnership interests
           acquired since 1990              (5,448,000)    (3,264,000)    (7,669,000)    (4,946,000)    (2,827,000)
                                           -----------   ------------    -----------    -----------    -----------
          Remaining "Minority interest
           in income" as reflected in
           the SEI's consolidated
           financial statements            $ 3,715,000    $ 4,791,000    $ 9,481,000    $ 7,291,000    $ 6,895,000
                                           ===========    ===========    ===========    ===========    ===========

     Advisory fees increased by $1,007,000 from $2,612,000 in 1992 to $3,619,000 in 1993. The advisory fee, which is based on a contractual computation, increased as a result of increased adjusted net income (as defined) per common share combined with the issuance of additional preferred stock during 1993 (See
Note 9 to SEI's financial statements for a description of the contract).

     Property Operating Trends

     The following table illustrates property operating trends for the last three years:

                                             Six  Months
                                            Ended June 30,     Year Ended December 31,
                                           ----------------    ------------------------
                                            1995      1994     1994      1993      1992
                                           ------    ------    -----     ----      ----
Change in property net operating income
 ("NOI") over prior year for the "Same
 Store" facilities:
   After reductions for depreciation....      4.0%    10.1%     6.7%      13.4%     8.2%
   Prior to reductions for depreciation.      4.6%     8.3%     6.6%       9.7%     6.1%

Change in NOI over prior year for all
 properties:
   After reductions for depreciation....     43.2%    39.3%    44.5%      18.8%     7.3%
   Prior to reductions for depreciation.     37.4%    29.3%    32.7%      16.6%     5.3%

Weighted average occupancy levels for
 the year for "Same Store" facilities(1)     89.3%    89.3%    90.3%      89.5%    86.8%


Realized monthly rent per square foot
 for "Same Store" facilities(1)(2)......    $ .60    $ .58    $ .59    $   .56    $ .55


Gross Profit Margin (loss):(3)
   Mini-warehouse facilities............     46.5%    45.1%    46.5%      49.0%    42.2%
   Business park facilities(4)..........     22.0%    12.8%    15.1%      (3.3)%    7.8%
   Overall for all facilities...........     44.1%    41.4%    43.0%      38.6%    37.0%

Pre-depreciation operating margin:(5)
   Mini-warehouse facilities............     64.6%    63.7%    64.1%      63.5%    61.9%
   Business park facilities(4)..........     51.4%    50.1%    49.1%      45.9%    47.8%
   Overall for all facilities...........     63.3%    62.2%    62.8%      61.4%    60.0%

---------
(1) Results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. SEI experiences minor seasonal fluctuations in the occupancy levels of mini-warehouses with occupancies and property performance generally higher in the summer months than in the winter months.

(2) Realized rent per foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than the posted rental rates, since posted rates can be discounted through the use of promotions.

(3) Gross Profit Margin is computed by dividing NOI (rental income less cost of operations and depreciation) by gross revenues.

(4) Decrease in Gross Profit Margin and pre-depreciation operating margin, in 1993, is principally due to the reductions in property operations at the Culver City and Lakewood facilities as discussed above.

(5) Pre-depreciation operation margin is computed by dividing NOI prior to the reduction of depreciation expense by gross revenues.

     Trends in property operations are due to:

     . Increasing occupancy levels due to the reduced construction from mid-1980's levels and promotion of SEI's facilities.

     . Increasing realized rents per square foot of mini-warehouse space due to increased demand and reduced need for promotional discounting of mini-warehouse space due to improved occupancy.

     . Increasing revenues due to increasing realized rents and occupancy levels offset in part by modest increase in expenses (approximately 2% for the first six months of 1995, 5% in 1994, 1% in 1993, and 3% in 1992 on Same Store facilities) including increases in payroll offset by reductions in promotional expenditures.

     Liquidity and Capital Resources

     Capital Structure.  SEI's financial profile is characterized by a low level
     -----------------
of debt, increasing net income, increasing FFO and a conservative dividend payout ratio with respect to its Common Stock. These attributes reflect management's desire to "match" asset and liability maturities, to minimize refinancing risks and to retain capital to take advantage of acquisition and development opportunities and to provide financial flexibility.

     Since 1992 SEI has taken a variety of steps to enhance its capital structure, including:

     . The public issuance of approximately $335 million of preferred stock. The preferred stock does not require redemption or sinking fund payments by SEI.

     .  The public issuance of approximately $197 million of Common Stock.

     . The issuance of approximately $138.4 million of Common Stock in the mergers with Public Storage Properties VIII, Inc., Public Storage Properties VI, Inc., and Public Storage Properties, VII, Inc.

     . The retention of approximately $34.7 million of funds available for debt payments or reinvestment.

     As a result of these transactions, SEI's capitalization has increased. Shareholders' equity increased from $188.1 million on December 31, 1991 to $892.7 million on June 30, 1995. The increased equity combined with reductions in total debt has resulted in an improvement in SEI's debt to equity ratio from 55.4% at December 31, 1991 to 6.6% at June 30, 1995. SEI's ratio of debt to total assets also decreased from 19.0% at December 31, 1991 to 5.2% at June 30, 1995.

     SEI does not believe it has any significant refinancing risks with respect to its mortgage debt and nominal interest rate risks associated with its variable rate mortgage debt which had a principal balance of $16.7 million at June 30, 1995. SEI uses its bank credit facility primarily to fund acquisitions and provide financial flexibility and liquidity. The $125 million unsecured credit facility bears interest at LIBOR plus .75% to 1.50%, depending upon interest coverage. At June 30, 1995, SEI had no borrowings under this facility.

     SEI anticipates that its net cash provided by operating activities will continue to be sufficient over at least the next 12 months to provide for capital improvements, debt service requirements and distributions to shareholders and minority interests. Net cash provided by operating activities was $79.2 million, $59.5 million and $44.0 million for 1994, 1993 and 1992, respectively ($49.5 million and $36.5 million for the six months ended June 30, 1995 and 1994, respectively).

     Funds Available for Principal Payments and Investment.  SEI believes that
     -----------------------------------------------------
important measures of its performance as well as its liquidity are funds available for principal payments and investment and funds provided by operating activities.

     The following table summarizes SEI's ability to pay the minority interests' distributions, its distributions to the preferred and Common Stock shareholders and fund capital improvements to maintain the facilities through the use of funds provided by operating activities. The remaining funds are available to make both scheduled and optional principal payments on debt and for investment.

                                             Six Months Ended
                                                 June 30,               Year Ended December 31,
                                            ------------------       ----------------------------
                                             1995        1994        1994        1993        1992
                                           --------    --------    --------    --------    --------
                                                                (In thousands)
Net income...............................  $ 29,751    $ 18,940    $ 42,118    $ 28,036    $ 15,123
Depreciation and amortization............    16,926      13,541      28,274      24,998      22,405
Minority interest in income..............     3,715       4,791       9,481       7,291       6,895
Gain on disposition of real estate.......         -           -           -           -        (398)
Amortization of discounts on mortgage
 notes receivable........................       (67)       (506)       (693)       (848)          -
                                           --------    --------    --------    --------    --------
Funds provided by operating activities...    50,325      36,766      79,180      59,477      44,025
FFO allocable to minority interests......    (9,107)    (12,085)    (23,037)    (23,647)    (22,892)
                                           --------    --------    --------    --------    --------
FFO......................................    41,218      24,681      56,143      35,830      21,133

Less: preferred stock dividends..........   (13,308)     (7,298)    (16,846)    (10,888)       (812)
                                           --------    --------    --------    --------    --------
FFO allocable to Common Stock............    27,910      17,383      39,297      24,942      20,321

Capital improvements to maintain
 facilities:
    Mini-warehouses......................    (2,397)     (1,468)     (6,360)     (3,520)     (3,541)
    Business parks.......................      (909)       (830)     (1,952)     (2,915)     (1,612)

Add back: minority interest share of
 capital improvements to maintain
 facilities..............................       859         849       2,948       2,935       2,975
                                           --------    --------    --------    --------    --------

Funds available for principal payments,
 distributions on Common Stock and
 investment..............................    25,463      15,934      33,933      21,442      18,143

Cash distributions to Common Stock.......   (14,886)     (9,931)    (21,249)    (14,728)    (13,424)
                                           --------    --------    --------    --------    --------
Funds available for principal payments
 and investment..........................  $ 10,577    $  6,003    $ 12,684    $  6,714    $  4,719
                                           ========    ========    ========    ========    ========


     The increases in funds provided by operating activities and funds available for principal payments and investment over the past three years is primarily due to (i) increasing property net operating income at the Same Store mini-warehouses, (ii) the acquisition of limited and general partnership interests in certain partnerships and (iii) the leverage created through the issuance of preferred stock and the utilization of the net proceeds in real estate investments which have provided net cash flows in excess of the preferred stock dividend requirements. These factors have improved the cash flow position of the Common Stock as FFO allocable to the Common Stock has increased over the same period at a rate greater than the increase in number of common shares.

     The significant increase in capital improvements in 1994 compared to 1993 for the mini-warehouse facilities is due to the acquisition of new facilities in 1994 and 1993 combined with approximately $800,000 of non-recurring expense to upgrade certain facilities in Texas to provide for climate controlled storage units.

     FFO increased to $56,143,000 for the year ended December 31, 1994 compared to $35,830,000 in 1993 and $21,133,000 in 1992. FFO has increased to
$41,218,000 for the six months ended June 30, 1995 from $24,681,000 for the same period in 1994. FFO allocable to Common Stock increased to $39,297,000 for the year ended December 31, 1994 compared to $24,942,000 in 1993 and $20,321,000 in 1992. FFO allocable to the Common Stock has increased to $27,910,000 for the six months ended June 30, 1995 compared to $17,383,000 for the same period in 1994. Funds from operations is a supplemental performance measure for equity real estate investment trusts used by industry analysts. Funds from operations does not take into consideration scheduled principal payments on debt, capital improvements, distributions and other obligations of SEI. Accordingly, funds from operations is not a substitute for SEI's cash flow (either from operating, investing or financing activities) or net income as a measure of SEI's liquidity or operating performance.

     During 1995, SEI has budgeted approximately $8 million for capital improvements ($2 million of which is directly attributable to the minority interest in respect of its ownership interest) to maintain its facilities. During 1994, SEI incurred capital improvements of approximately $8.3 million. SEI believes that it is not subject to any significant refinancing risks. During 1993 and 1994, SEI either repaid or extended the maturities of its mortgage notes such that in no year, until 1999, will there be more than $9.0 million of principal payments on mortgage notes becoming due and payable.

     Net cash used in investing activities increased from $21.0 million in 1992 to $137.4 million in 1993 to $169.6 million in 1994. This increase is principally due to the acquisition of additional real estate facilities and minority interests. Net cash provided by financing activities increased from net cash uses of $21.1 million in 1992 to net cash provided of $80.1 million in 1993 and $100.00 million in 1994. This increase is principally due to the issuance of both common and preferred stock in 1993 and 1994 partially offset by increased distributions to SEI's shareholders.

     In March 1995, SEI acquired two parcels of land located in Atlanta, Georgia on which SEI is currently developing mini-warehouse facilities. One facility opened in late August 1995 and the other is scheduled to open in December 1995. The estimated aggregate cost of these facilities is approximately $8.0 million.

     SEI believes its geographically diverse portfolio has resulted in a relatively stable and predictable investment portfolio with increasing overall property performance over the past four years.

OPERATING COMPANIES TO BE ACQUIRED

     The following discussion should be read in conjunction with the Combined Financial Statements of the Operating Companies to be Acquired and notes thereto. The Combined Financial Statements include the property management operations of PSMI and PSCP, the advisory business of the Adviser and merchandise operations of PSMI (collectively "Operating Companies").

     Description of Businesses Included

     PSMI operated and managed, pursuant to property management agreements, 1,074 self-storage mini-warehouses at June 30, 1995. PSCP operated and managed, pursuant to management agreements, 45 commercial office buildings and light industrial business parks at June 30, 1995. These facilities constitute all of the United States mini-warehouses and business parks doing business under the "Public Storage" name and all those in which SEI has an interest. The property management agreements generally provide for compensation equal to six percent, in the case of PSMI, of the gross revenues of the facilities managed, and five percent, in the case of PSCP, of the gross revenues of the facilities managed. For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee. The advisory fee is equal to (i) 12.75% of SEI's adjusted income (as defined, and after a reduction for SEI's share of capital improvements) per share of Common Stock on the first 14,989,454 common shares, (ii) 6% of the adjusted income per share on common shares in excess of 14,989,454, and (iii) 6% of all dividends paid on SEI preferred stock. The Adviser pays the salaries and expenses of SEI's executive officers, facility acquisition staff and rent.

     Merchandise operations consists of the sale of locks and boxes to customers and tenants at substantially all the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space and are provided as a convenience to the tenants. This activity is not part of the rental activity of the mini-warehouse facilities.

     Results of Operations

     Six months ended June 30, 1995 compared to six months ended June 30, 1994:
     -------------------------------------------------------------------------
Net income of the Operating Companies for the six months ended June 30, 1995 was $12,605,000 compared to $10,178,000 for the same period in 1994, representing an increase of $2,427,000, or 24%.

     During the six months ended June 30, 1995, net income increased as revenues increased 14% while expenses remained constant. Revenues for the six months ended June 30, 1995 were $19,287,000 compared to $16,938,000 in 1994. This increase of $2,349,000, or 14%, is primarily due to increases in mini-warehouse facility management fees of $1,167,000 and in advisory fees of $1,070,000, resulting from higher revenues from facilities, due principally to higher occupancies at mini-warehouse facilities (89.1% in 1995 compared to 87.8% in 1994) and higher monthly realized rental rates ($0.70 in 1995 compared to $0.67 in 1994). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and larger capital base.

     Cost and expenses remained stable between periods with increases in advisory and administrative expenses offset by decreases in costs of managing facilities and interest expense. Advisory and administrative expenses increased due to the expansion of the acquisition staff due to increased property acquisition and development activities at SEI. Cost of managing facilities decreased due to a reduction of bonus expenses and depreciation charges offset in part by the incurrence of non-recurring legal expenses. As a result, net operating income (revenues less expenses before interest income and expense) was $15,053,000 in 1995 compared to

$12,791,000 in 1994, an increase of $2,262,000 or 18%. Details of the changes in revenues and operating income for each operating segment are discussed below.

     Year ended December 31, 1994 compared to year ended December 31, 1993:  Net
     ---------------------------------------------------------------------
income of the Operating Companies for the year ended December 31, 1994 was $22,008,000 compared to $37,245,000 for 1993. The decrease of $15,237,000 is primarily the result of $14,440,000 in extraordinary gains from the retirement of debt in early 1993 which did not occur in 1994.

     Revenues and net operating income improved in 1994, primarily as a result of increased revenues associated with higher occupancies and rental rates at the facilities, while expenses (before interest) grew modestly at 4%. Revenues for 1994 were $35,410,000 compared to $31,197,000 in 1993. This increase of
$4,213,000, or 14%, is primarily due to increases in mini-warehouse facility management fees ($2,344,000) and advisory fees ($1,364,000) resulting from higher revenues from facilities, due principally to higher occupancies and monthly realized rental rates at mini-warehouse facilities (89.0% compared to 86.6% and $0.68 per square foot to $0.64 per square foot for 1994 and 1993, respectively). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and issuance of additional capital.

     Cost and expenses (before interest) were $8,147,000 in 1994 compared to $7,825,000 in 1993, a $322,000 increase. This increase is attributable to an increase in advisory services cost related from an expansion of the acquisition staff due to increased property acquisition activities at SEI. Cost of merchandise activities also increased reflecting costs associated with increased sales. These costs were partially offset by a decline in costs of managing facilities due to reductions in non-salary expenses. As a result, net operating income was $27,064,000 in 1994 compared to $23,370,000 in 1993, an increase of $3,694,000, or 16%, primarily related to the higher revenues and modest increases in operating expenses. Details of the changes in revenues and operating income for each operating segment are discussed below.

     The Operating Companies issued $75 million of notes in late 1993. The interest expense for 1994 was $5,255,000 (representing a full year of interest expense) compared to $567,000 in 1993 (representing interest expense on debt outstanding for one month).

     During 1992 and 1993, PSMI and PSI extinguished debt of PSMI through a series of purchases from unaffiliated note holders. In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003. Due to the timing of the debt retired and the subsequent issuance of new debt, interest expense in 1993 was significantly lower than in 1992 and in 1994 when debt was outstanding for the entire year.

     Year ended December 31, 1993 compared to year ended December 31, 1992:  Net
     ---------------------------------------------------------------------
income of the Operating Companies for the year ended December 31, 1993 was $37,245,000 compared to $16,695,000 for 1992. The increase of $20,550,000 results from improvement in net operating income, gain on retirement of debt and lower interest expense. Extraordinary gains related to the retirement of debt in early 1993 and 1992 were $14,440,000 and $3,311,000, respectively. In addition, as discussed above, interest expense was $567,000 in 1993, compared to $7,181,000 in 1992. The impact of the changes related to gains on debt and interest expense accounts for $17,743,000 of the improvement in net income for 1993 compared to 1992.

     Revenues and net operating income improved in 1993, primarily as a result of increased revenues associated with higher occupancies and rental rates at the mini-warehouse facilities. Revenues for the year of 1993 were $31,197,000 compared to $28,068,000 in 1992. This increase of $3,129,000 or 11% is primarily due to increases in mini-warehouse facility management fees ($1,850,000) and advisory fees ($1,007,000) resulting from higher revenues from facilities, due principally to higher occupancies and monthly realized rental rates at mini-warehouse facilities (86.6% compared to 82.3% and $0.64 per square foot to $0.63 per square foot for 1993 and 1992, respectively). In addition to improved property operations, advisory fees increased due to SEI's acquisition of additional properties and issuance of additional capital.

     Cost and expenses (before interest) were $7,825,000 in 1993 compared to $7,503,000 in 1992, as an increase of $322,000 or 4%. The increase is due to the incurrence of non-recurring legal fees in 1993 associated with the advisory services. This increase was partially offset by a decrease in cost of managing facilities due to a favorable comparison to 1992 which includes $450,000 in non-recurring expenses for computer consulting, professional services, donations and third party management costs. Operating income was $23,370,000 in 1993 compared to $20,534,000 in 1992, an increase of $2,836,000, or 14%. Details of the changes in revenues and net operating income for each of the segments are discussed below.

     As reflected in the table below, the four operating segments contained in the financial statements are profitable with consistent overall growth. Each of the operating segments is dependent upon the growth and profitability of the mini-warehouse and commercial facilities. The following compares the revenues and operating income (excluding interest income and expense) for the four operating segments for the years ended December 31, 1994, 1993 and 1992 and the six-month periods ended June 30, 1995 and 1994.

                                                   Six months ended
                                                       June 30,                Years ended December 31,
                                               ---------------------     --------------------------------
                                                1995          1994        1994          1993       1992
                                               -------       -------     -------       -------    -------
                                                                     (In thousands)
Revenues:
  Facilities management fees, primarily
    from affiliates:
    Mini-warehouse facilities................. $13,768      $12,639       $26,383      $24,088    $22,218
    Commercial facilities.....................   1,019          981         1,973        1,924      1,944
    Advisory fees from affiliate..............   3,426        2,356         4,983        3,619      2,612
    Merchandise operations....................   1,013          907         1,872        1,564      1,263
                                               -------      -------       -------      -------    -------
                                               $19,226      $16,883       $35,211      $31,195    $28,037
                                               =======      =======       =======      =======    =======
Net operating income:
  Facilities management, primarily
    from affiliates:
    Mini-warehouse facilities................. $11,579      $10,088       $21,368      $18,947    $16,906
    Commercial facilities.....................     626          692         1,557        1,450      1,417
    Advisory services.........................   2,336        1,539         3,133        2,209      1,637
    Merchandise operations....................     512          472         1,006          764        574
                                               -------      -------       -------      -------    -------
    Net operating income...................... $15,053      $12,791       $27,064      $23,370    $20,534
                                               =======      =======       =======      =======    =======


     The compound growth rates of revenues and net operating income for the period 1992 through 1994 are as follows:

                                                                      Growth rates 1992-1994
                                                                   -------------------------------
                                                     1994 operating                  Net operating
           Operating segment                           margin(1)         Revenues       income
--------------------------------------------------------------------------------------------------
Facilities management, primarily from
  affiliates:
  Mini-warehouse facilities..........................      81%              9%             12%
  Commercial facilities..............................      79%              1%              5%
Advisory services....................................      63%             38%             38%
Merchandise operations...............................      54%             22%             32%

-----------
(1) Operating margin is defined as net operating income (revenues less related cost of operation) divided by revenues for each operating segment.

     Each of the above operating segments, except Merchandise operations, has cost structures consisting primarily of fixed costs. As such, an increase in revenues generally results in a corresponding increase in the operating income of such segment.

     Property Management.  PSMI is the largest operator of mini-warehouses in
     -------------------
the United States. All of the facilities operated by PSMI and PSCP are operated under the "Public Storage" trademark which carries strong name recognition.

     Operating income from property management services has consistently increased resulting from increasing management fees while expenses have remained relatively constant. The increase in management fees is the result of an increase in the number of facilities under management and an increase in property level revenues resulting from increased property occupancies and rental rates.

     The following table shows property information for mini-warehouse and commercial facilities under management. Average management fees paid per facility under management increased between 3% and 9% per annum resulting from an increase in occupancies and rental rates of properties managed.

                                            Six months ended
                                                 June 30,               Year ended December 31,
                                          --------------------     --------------------------------
                                             1995       1994         1994        1993        1992
                                          --------    --------     --------    --------    --------
Mini-warehouse facilities
-------------------------
Number of facilities under management
  at end of period.......................     1,074       1,046       1,067       1,040       1,020
Square feet under management at end
  of period (in millions)................      62.9        61.6        62.3        60.2        60.1
Rental revenues (in millions)............  $  233.7    $  217.0    $  447.2    $  407.0    $  377.9
Average per facility under management:
      Rental revenues....................  $218,600    $207,500    $424,700    $395,600    $367,300
      Management fees incurred...........  $ 12,800    $ 12,100    $ 24,700    $ 23,200    $ 21,800
      Weighted average occupancy.........      89.1%       87.8%       89.0%       86.6%       82.3%
      Realized monthly rental rate
         per sq. ft (1)..................  $   0.70    $   0.67    $   0.68    $   0.64    $   0.63

                                            Six months ended
                                                 June 30,               Year ended December 31,
                                          --------------------     --------------------------------
                                             1995       1994         1994        1993        1992
                                          --------    --------     --------    --------    --------
Commercial facilities (2)
-------------------------
Number of facilities under management
  at end of period.......................        78          78          78          78          80
Square feet under management at end
  of period (in millions)................       5.2         5.2         5.2         5.2         5.3
Rental revenues (in millions)............  $   20.3    $   20.0    $   39.6    $   38.1    $   38.7
Average per facility under management:
      Rental revenues....................  $260,300    $256,400    $507,100    $487,400    $484,100
      Management fees incurred...........  $ 13,000    $ 12,600    $ 25,300    $ 24,700    $ 24,300
      Weighted average occupancy.........      94.4%       93.6%       94.0%       90.6%       85.2%
      Realized monthly rental rate
        per sq. ft (1)...................  $   0.69    $   0.68    $   0.68    $   0.66    $   0.72

----------
(1) Realized rent per square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than posted rental rates, since posted rates can be discounted through the use of promotions.

(2) Includes the commercial operations at mini-warehouse facilities (33 facilities at June 30, 1995).

     Trends in property operations are due to:

     . Increasing occupancy levels due to the decreased levels of new supply in the industry, growth in demand and promotion of the facilities by PSMI and PSCP.

     . Increasing realized rents per square foot of mini-warehouse space due to increased demand facilitating price increases and reduced promotional discounting of mini-warehouse space.

     The rental revenues of the facilities are typically higher in the second and third quarters primarily because of the timing of rental rate increases and because mini-warehouse facilities tend to experience greater occupancy during the spring and summer months reflecting the moving patterns of individual users.

     The facilities managed by the Operating Companies are located in or near major metropolitan markets in 38 states. Geographic diversity reduces the impact of regional economic downturns on the Operating Companies and provides a greater degree of stability to management fees earned. No single facility accounted for more than .5% of management fees earned in 1994.

     The four states in which the largest concentration of facilities (mini-warehouse and commercial facilities combined) are located and their operating trends are as follows:

                                WEIGHTED AVERAGE OCCUPANCIES
                          --------------------------------------------
                   At
                June 30,     Six months
                  1995     ended June 30,     Year Ended December 31,
                  % of    ----------------   --------------------------
                 Total     1995     1994      1994      1993     1992
             ----------------------------------------------------------
California         30%     87.7%    85.5%     86.3%     84.5%    82.2%
Texas              12%     89.1%    88.3%     89.4%     88.2%    87.5%
Florida             7%     86.9%    88.6%     89.0%     87.6%    84.0%
Illinois            5%     91.7%    88.9%     90.8%     84.1%    74.0%
Other              46%     90.9%    90.1%     91.3%     88.9%    82.3%
             ----------------------------------------------------------
Total             100%     89.5%    88.3%     89.4%     87.1%    82.6%
             ==========================================================


                             WEIGHTED AVERAGE REALIZED MONTHLY RENT
                                    PER SQUARE FOOT (1)
                          --------------------------------------------
                   At
                June 30,     Six months
                  1995     ended June 30,     Year Ended December 31,
                  % of    ----------------   --------------------------
                 Total     1995     1994      1994      1993     1992
             ----------------------------------------------------------
California         30%    $0.81    $0.80     $0.81     $0.78    $0.79
Texas              12%     0.56     0.54      0.55      0.53     0.52
Florida             7%     0.66     0.65      0.66      0.58     0.58
Illinois            5%     0.67     0.64      0.65      0.62     0.62
Other              46%     0.66     0.63      0.62      0.60     0.56
             ----------------------------------------------------------
Total             100%    $0.70    $0.67     $0.68     $0.64    $0.63
             ==========================================================

---------
(1) Realized rent per square foot represents the actual revenue earned per occupied square foot. Management believes this is a more relevant measure than posted rental rates, since posted rates can be discounted through the use of promotions.

     Most of the facilities managed by PSMI and PSCP are owned by SEI, PSI or entities affiliated with PSI. Of the 1,119 facilities operated by PSMI and PSCP, 70 are operated under management contracts with third parties who are not affiliated with SEI or PSI. These 70 properties accounted for management fees of $1,521,000, $1,458,000 and $1,506,000 in 1994, 1993 and 1992, respectively, representing approximately 5% of all management fees earned in those periods. Approximately 30% of the management fees from third-party contracts are earned on 26 properties owned by a single owner. These 26 properties have been under management since 1988.

     Cost of managing facilities consists primarily of salaries and wages and the related expenses of senior property management personnel as noted below:

                         Six months ended
                              June 30,             Year ended December 31,
                        -----------------      ---------------------------
                         1995      1994        1994       1993      1992
                                       (In thousands)
Salaries and wages....   $1,957    $2,147      $4,011     $4,127    $3,925
Other expenses........      625       693       1,420      1,488     1,914
                         ======    ======      ======     ======    ======
    Total.............   $2,582    $2,840      $5,431     $5,615    $5,839
                         ======    ======      ======     ======    ======

     Salaries and wages include base salaries and bonuses of property management personnel. The base salaries have remained relatively constant except for an increase of $227,000 in 1994 related to an increase in the number of regional management personnel resulting from an increase in the number of properties under management. This increase in base salary was offset by reduced bonus expense in 1994 compared to 1993 of approximately $300,000.

     Bonus expense included in salaries and wages reflects incentive bonuses based on the achievement of specific goals. Included in salaries and wages for the years ended December 31, 1994, 1993, 1992 and the six months ended June 30, 1995 and 1994 are bonuses of $804,000, $1,103,000, $816,000, $158,000 and
$364,000, respectively.

     Other expenses have declined each year due to expense controls. Included in other expenses for the year ended December 31, 1992 are non-recurring expense of approximately $450,000 for computer consulting, professional services, donations and costs associated with the management of third-party properties. The decrease in other expense from the six months ended June 30, 1995 is partially the result of a $220,000 decrease in depreciation and amortization of computer hardware and software costs as compared to 1994 levels partially offset by non-recurring legal expenses in 1995 associated with the management of commercial facilities.

     Advisory Services.  The Adviser's fees increased at a compound annual rate
     -----------------
of 38% from 1992 through 1994. This reflects the improvement of SEI's cash flow from operations and an increase in the capital base of SEI. The improvement in SEI's cash flow from operations resulted from improved property operating results. SEI's overall property operating trends have shown consistent improvement with growth in net operating income prior to reductions for depreciation over the same period in the prior year on same stores of 6.1%, 9.7%, 6.6% and 4.6% for the years 1992, 1993, 1994 and the six months ended June 30, 1995, respectively.

     In addition, since 1992, SEI has acquired additional assets with the proceeds from the issuance of additional capital stock, primarily Common Stock and preferred stock. This growth in SEI has resulted in increased advisory fees. Specifically, between 1992 and June 30, 1995, SEI issued $335 million in preferred stock, $197 million in Common Stock, and $138 million Common Stock in connection with mergers.

     Cost of advisory services and administrative expenses consists of salaries and expenses of SEI's executive officers and acquisition staff and corporate expenses including rent. Cost of advisory services and administrative expenses increased in 1993 due to the incurrence of non-recurring legal expenses and increased in 1994 due to the expansion of the acquisition staff.

     Merchandise Operations.  Operating income from Merchandise Operations,
     ----------------------
which accounts for less than 4% of the 1994 operating income of the Operating Companies, increased due to price increases, an increase in the number of facilities at which merchandise is offered (from 900 at December 31, 1992 to 975 facilities at June 30, 1995) and the introduction of boxes to the product line in 1993 (available at 206 facilities at June 30, 1995). Inventory of $75,000 is included in other assets at June 30, 1995 relating to Merchandise Operations.

     Liquidity and Capital Resources

     The Operating Companies financial profile is characterized by $68.0 million of fixed rate, fully amortizing debt and an increasing level of funds available for principal payments, distributions and investment.

     The Operating Companies have $68.0 million of notes outstanding as of June 30, 1995. The notes bear interest at a fixed rate of 7.08% and are fully amortizing through the year 2003. Assumption of the notes is subject to the lenders' consent. Principal payments for the next five years and thereafter are as follows:

          1995 (July-December)...   $ 2,500,000
          1996...................     5,750,000
          1997...................     6,500,000
          1998...................     7,250,000
          1999...................     8,000,000
          Thereafter.............    38,000,000
                                    -----------
                                    $68,000,000
                                    ===========

     Cash provided by operating activities for the Operating Companies were $14.5 million, $22.9 million, $22.1 million and $12.5 million for the years of 1992, 1993 and 1994 and six months ended June 30, 1995, respectively. These cash flows have been sufficient to cover capital expenditures and debt service requirements.

     The Operating Companies believe that important measures of performance, as well as liquidity, are funds from operations (FFO) and earnings before interests, taxes, depreciation and amortization (EBITDA). FFO and EBITDA are supplemental performance measures for real estate investment trusts used by industry analysts. FFO and EBITDA does not take into consideration scheduled principal payments on debt, capital improvements, distributions or other obligations. Accordingly, FFO and EBITDA are not a substitute for cash flow from operations or net income as a measure of the Company's liquidity or operating performance.

     The following table summarizes the Operating Companies FFO and EBITDA:

                                               Six months ended
                                                   June 30,          Years ended December 31,
                                               -----------------   -----------------------------
                                                 1995     1994      1994       1993        1992
                                               -------   -------   -------   --------    -------
                                                                (in thousands)
       Net income.........................     $12,605   $10,178   $22,008   $ 37,245    $16,695
       Depreciation and amortization......          55       279       522         71      1,495
       Gains on extinguishment of debt....           -         -         -    (14,440)    (3,311)
                                               -------   -------   -------   --------    -------
       Funds available for principal
        payments, distributions and
        investment (FFO)..................      12,660    10,457    22,530     22,876     14,879
                                               -------   -------   -------   --------    -------
       Interest expense...................       2,509     2,668     5,255        567      7,181
                                               -------   -------   -------   --------    -------
       Earnings before interest, taxes,
        depreciation and amortization
        (EBITDA).........................      $15,169   $13,125   $27,785   $ 23,443    $22,060
                                               =======   =======   =======   ========    =======

     Capital expenditures related to the Operating Companies have been and are expected to continue to be insignificant.

REAL ESTATE INTERESTS

     The following discussion should be read in conjunction with the Combined Summaries of Historical Information relating to Real Estate Interests to be Acquired and notes thereto.

     Real Estate Interests consist of equity interests in 63 REITs and partnerships which own 511 mini-warehouses and 15 commercial facilities (including the seven properties in which a fee interest is being acquired), all operated under the "Public Storage" name, none of which SEI currently has an interest in, and 10 mortgage notes receivable secured by mini-warehouse facilities. When combined with SEI's facilities, they represent substantially all the mini-warehouse and commercial facilities operated in the United States under the "Public Storage" name. These Real Estate Interests consist of:

     . Series A, B, C and D shares of finite life REITs. These shares represent between 15% and 30% of the economic interest in each entity;

     . General and limited partner capital and incentive compensation interests representing on average approximately 25% of the economic interest in each entity;

     . Seven properties, consisting of fee interest in six mini-warehouses and one business park and notes receivable.

     Results of Operations

     Six months ended June 30, 1995 compared to the six months ended June 30,
     ------------------------------------------------------------------------
1994:  The excess of operating revenues over specified expenses in the aggregate
----
of ownership entities in which Real Estate Interests are being acquired for the six months ended June 30, 1995 was $53,083,000 compared to $47,278,000 for the same period in 1994, representing an increase of 12%. The excess of operating revenues over specified expenses for the Real Estate Interests which SEI is acquiring was $12,601,000 for the six months ended June 30, 1995 compared to $11,120,000 for the six months ended June 30, 1994, an improvement of $1,481,000 or 13%. The improved results reflect the general improvement of the 526 mini-warehouse and commercial facilities owned by the ownership entities in which SEI is acquiring an interest, primarily due to higher occupancies and rental rates of the mini-warehouses. Occupancies of the mini-warehouse improved from 87.6% for the first six months of 1994 to 89.6% in the first six months of 1995, and realized rental rates improved from $0.70 per square feet to $0.73 per square feet for the comparable periods.

     Year ended December 31, 1994 compared to the year ended December 31, 1993:
     -------------------------------------------------------------------------
The excess of operating revenues over specified expenses in the aggregate of ownership entities in which Real Estate Interests are being acquired for the year ended December 31, 1994 was $99,859,000 compared to $80,400,000 for 1993, representing an increase of 24%. The excess of operating revenues over specified expenses for the Real Estate Interests which SEI is acquiring was $23,697,000 for 1994 compared to $18,773,000 for the same period in 1993, an improvement of $4,924,000 or 26%. During 1994, two mini-warehouses were opened by the ownership entities in which SEI is acquiring an interest. The improvement is also reflective of the general improvement of the 524 mini-warehouse and commercial facilities operated in both 1994 and 1993 due to improved occupancies and rental rates. Occupancies for the mini-warehouses improved from 85.3% in 1993 to 88.9% in 1994 while realized rental rates improved to $0.71 per square foot from $0.68 per square foot in 1993.

     Year ended December 31, 1993 compared to the year ended December 31, 1992:
     -------------------------------------------------------------------------
The excess of operating revenues over specified expenses in the aggregate of ownership entities in which Real Estate Interests are being acquired for the year ended December 31, 1993 was $80,400,000 compared to $59,853,000 for 1992, representing an increase of 34%. The excess of operating revenues over specified expenses for the Real Estate Interests which SEI is acquiring was $18,773,000 for 1993 compared to $14,283,000 for 1992, an improvement of 31%.
This improvement reflects the opening of one mini-warehouse in 1993 and the general improvement of the mini-warehouse and commercial facilities. Occupancies at the mini-warehouses improved to 85.3% from 79.1% in 1992. Realized rental rates improved to $0.68 per square foot in 1993 from $0.65 per square foot in 1992.

     The following presents the combined operating trends of the Real Estate Interests which consist of 526 facilities and the notes receivable:

                                           Six months ended
                                               June 30,           Years ended December 31,
                                          -------------------   ---------------------------
                                            1995      1994       1994       1993       1992
                                          -------------------   ---------------------------
                                                         (dollars in thousands)
Aggregate of ownership entities
-------------------------------
in which Real Estate Interests are
----------------------------------
being acquired:
---------------
Operating revenues in excess of
 specified expenses:
          After depreciation expense -
           operating income.............   $53,083   $47,278   $ 99,859   $ 80,400   $ 59,853
           Before depreciation expense..    74,135    68,309    141,841    122,208    103,409

Real Estate Interests being acquired:
-------------------------------------
Operating revenues in excess of
 specified expenses:
          After depreciation expense -
           operating income.............   $12,601   $11,120   $ 23,697   $ 18,773   $ 14,283
          Before depreciation expense...    17,378    16,045     33,196     28,609     24,317

     The growth in net operating income of the Real Estate Interests is due to improved operations of the mini-warehouses and commercial facilities. The following table illustrates the operating trends of the mini-warehouse and commercial facilities for the last three years and the six months ended June 30, 1995 and 1994:

                                                 Six months ended
                                                     June 30,                   Years ended December 31,
                                            -------------------------     -----------------------------------
                                             1995               1994      1994          1993          1992
                                            -------------------------     -----------------------------------
       MINI-WAREHOUSES
       ---------------
       Number of facilities.............        511               509         511            509           508
       Weighted average occupancy
        for period......................       89.6%             87.6%       88.9%          85.3%         79.1%
       Realized monthly rent per
        square foot.....................   $   0.73          $   0.70    $   0.71       $   0.68      $   0.65
       Rental revenues (in thousands)...   $117,779          $110,566    $227,647       $205,715      $183,576
       Property net operating income
        (in thousands)(2)...............     75,985            69,686     145,315        127,407       108,277
       Gross profit margin(3)...........       64.5%             63.0%       63.8%          61.9%         59.0%
       Capital expenditures to maintain
        facilities (in thousands).......   $  1,883          $  1,534    $  4,707       $  4,543      $  4,387

       Rentable square feet (in
        millions).......................       29.7              29.6        29.7           29.6          29.5

       COMMERCIAL FACILITIES(1)
       ------------------------
       Number of facilities.............         33                33          33             33            32
       Weighted average occupancy for
        period..........................       94.2%             92.9%       93.5%          91.3%         84.0%
       Realized monthly rent per
        square foot.....................   $   0.78          $   0.78    $   0.77       $   0.79      $   0.80
       Rental revenues (in thousands)...   $  8,451          $  8,333    $ 16,518       $ 16,223      $ 15,341
       Property net operating income
        (in thousands)(2)...............      4,562             4,582       8,692          8,194         8,014

       Gross profit margin(3)...........       54.0%             55.0%       52.6%          50.5%         52.2%
       Capital expenditures to maintain
        facilities (in thousands).......   $    529          $    697    $  1,301       $  1,241      $  1,385

       Rentable square feet (in
        millions).......................        1.9               1.9         1.9            1.9           1.9

-----------------------
(1)  Includes the commercial operations at 18 mini-warehouse facilities
(2) Property net operating income is Rental revenues less costs of operations before depreciation expense.
(3) Gross profit margin is computed by dividing Property net operating income by Rental revenues.

     All the mini-warehouses included in the Real Estate Interests have essentially the same operating, physical and location characteristics. These characteristics include high average occupancies compared to relatively low break-even occupancy requirements, geographic diversity, concentration in major metropolitan cities, and increasing realized rents and occupancies. Substantially all of these facilities were developed by PSI and have an average age of 9.5 years.

Most facilities operate at consistently high occupancy levels, with over 80% of the 526 facilities operating at 85% occupancy or better at June 30, 1995. The following table reflects the occupancy distribution as of June 30, 1995:

                             OCCUPANCY DISTRIBUTION
                                  AT JUNE 1995

[Bar chart appears here illustrating the occupancy distribution at June 1995]


           Occupancy Percentage     No. of Facilities
           --------------------     -----------------
          0% - 50%                           1
          50% - 55%                          2
          55% - 60%                          1
          60% - 65%                          1
          65% - 70%                         11
          70% - 75%                          8
          75% - 80%                         21
          80% - 85%                         44
          85% - 90%                        115
          90% - 95%                        195
          95% - 100%                       127

The facilities of the ownership entities are located in the major metropolitan markets in 38 states. Geographic diversity reduces the impact from regional economic downturns and provides a greater degree of stability to revenues. The following table illustrates the geographic diversity of the facilities at June 30, 1995 as measured by rentable square feet:

                 GEOGRAPHIC DIVERSITY OF REAL ESTATE INTERESTS

                (based on rentable square feet at June 30, 1995)

[Pie chart appears here which illustrates by region the geographic diversity of the facilities at June 30, 1995 based on rentable square feet]

          South Western                     27%
          North Western                     18%
          North Eastern                     18%
          Mid Western                       17%
          South Central                     10%
          South Eastern                     10%

       The four states in which the largest concentration of facilities (mini-warehouse and commercial facilities combined) are located and their operating trends are as follows:

                                                           WEIGHTED AVERAGE OCCUPANCIES
                                       -------------------------------------------------------------------

                             At            Six  months
                          June 30,        ended June 30,                       Year Ended December 31,
                            1995       -------------------               ---------------------------------
                         % of Total      1995         1994               1994           1993          1992
                      ------------------------------------             -----------------------------------
California                   32%        87.1%        84.2%              85.2%          82.8%         79.3%
Texas                         9         88.8%        89.2%              90.1%          88.6%         88.7%
Illinois                      8         91.7%        88.3%              90.7%          83.4%         71.7%
Florida                       6         87.3%        89.8%              89.9%          87.0%         83.6%
Other                        45         92.0%        90.1%              91.5%          87.6%         78.6%
                      ------------------------------------             -----------------------------------
Total                       100%        89.8%        87.9%              89.2%          85.7%         79.4%
                      ====================================             ===================================

                                             WEIGHTED AVERAGE REALIZED MONTHLY RENT PER SQUARE FOOT
                                       -------------------------------------------------------------------

                             At            Six  months
                          June 30,        ended June 30,                       Year Ended December 31,
                            1995       -------------------               ---------------------------------
                         % of Total      1995         1994               1994           1993          1992
                      ------------------------------------             -----------------------------------
California                   32%        $0.81        $0.81              $0.81          $0.79         $0.79
Texas                         9          0.63         0.62               0.62           0.61          0.58
Illinois                      8          0.67         0.64               0.65           0.62          0.62
Florida                       6          0.74         0.70               0.71           0.70          0.64
Other                        45          0.71         0.67               0.67           0.64          0.59
                      ------------------------------------             -----------------------------------
Total                       100%        $0.73        $0.71              $0.71          $0.69         $0.66
                      ====================================             ===================================

       Trends in property operations are due to:

       . increasing occupancy levels due to the decreased levels of new supply in the industry and promotion of the facilities by PSMI and PSCP.

       . increasing realized rents per square foot of mini-warehouse space due to increased demand and reduced need for promotional discounting of mini-warehouse space due to improved occupancy.


       The rental revenues of the facilities are typically higher in the second and third quarters primarily because of the timing of rental rate increases and because mini-warehouse facilities tend to experience greater occupancy during the spring and summer months reflecting the moving patterns of individual users.

       The Real Estate Interests encompass in excess of 295,000 rental spaces throughout 38 states and 79 major metropolitan markets No single facility generates more than .7% of revenues or has more than .6% of the rentable square footage. No single tenant occupies more than .1% of the rentable square footage or accounts for more than .1% of the revenue.

       Liquidity and Capital Resources. The Real Estate Interests in which SEI is acquiring an interest are characterized by low leverage and an increasing level of funds available for principal payments, distributions and investments.

     The REITs and partnerships in which SEI is acquiring an interest have relatively low overall debt, with 54 of the 63 entities owning 426 of the 526 properties having no debt. As of December 31, 1994, nine of the entities have debt totaling $94 million which matures through 2002.

     Debt maturities for the next five years and thereafter are as follows:

                      1995.................   $11,036,000
                      1996.................     4,543,000
                      1997.................     4,352,000
                      1998.................    28,727,000
                      1999.................    24,113,000
                      Thereafter...........    21,167,000
                                              -----------
                                              $93,938,000
                                              ===========

     Cash provided by operating activities for the Real Estate Interests are $103.4 million, $123.2 million, $141.8 and $74.1 million for the years of 1992, 1993 and 1994 and six months ended June 30, 1995, respectively. These cash flows have been sufficient to cover capital expenditures and debt service requirements.

     PSI believes that important measures of performance, as well as liquidity, are funds from operations (FFO) and earnings before interests, taxes, depreciation and amortization (EBITDA). FFO and EBITDA are supplemental performance measures for real estate investment trusts used by industry analysts. FFO and EBITDA does not take into consideration scheduled principal payments on debt, capital improvements, distributions or other obligations. Accordingly, FFO and EBITDA are not a substitute for cash flow from operations or net income as a measure of the Company's liquidity or operating performance.

     The following tables summarizes the Real Estate Interests' FFO and EBITDA:

                                                                               FFO
                                                      ----------------------------------------------------------
                                                        Six months ended
                                                            June 30,               Years ended December 31,
                                                      --------------------    ----------------------------------
                                                        1995        1994         1994         1993        1992
                                                      --------    --------    ---------    ---------    --------
                                                                             (In thousands)
Operating revenues in excess of specified expenses..  $ 53,083    $ 47,278    $  99,859    $  80,400    $ 59,853
Depreciation and amortization.......................    21,052      21,031       41,982       42,808      43,556
                                                      --------    --------    ---------    ---------    --------
Funds provided by operations (FFO)..................    74,135      68,309      141,841      123,208     103,409
FFO attributable to other equity interest...........   (56,757)    (52,264)    (108,645)     (94,599)    (79,092)
                                                      --------    --------    ---------    ---------    --------
Funds available for principal payments,
 distributions and investment (FFO to be acquired)..  $ 17,378    $ 16,045    $  33,196    $  28,609    $ 24,317
                                                      ========    ========    =========    =========    ========
                                                                               EBITDA
                                                      ----------------------------------------------------------
                                                        Six months ended
                                                            June 30,               Years ended December 31,
                                                      --------------------    ----------------------------------
                                                        1995        1994         1994         1993        1992
                                                      --------    --------    ---------    ---------    --------
                                                                            (In thousands)
Funds from operations...............................  $ 74,135    $ 68,309    $ 141,841    $ 123,208    $103,409
Interest expense....................................     5,088       5,023        9,981       10,860      11,038
                                                      --------    --------    ---------    ---------    --------
Earnings before interest, taxes, depreciation
 and amortization (EBITDA)..........................    79,223      73,332      151,822      134,068     114,447
EBITDA attributable to other equity interests.......   (60,443)    (56,084)    (115,932)    (102,498)    (87,012)
                                                      --------    --------    ---------    ---------    --------
EBITDA to be acquired...............................  $ 18,780    $ 17,248    $  35,890    $  31,570    $ 27,435
                                                      ========    ========    =========    =========    ========
Percentage increase in EBITDA over prior year.......       8.9%       14.3%        13.7%        15.1%       18.5%
                                                      ========    ========    =========    =========    ========

     FFO and EBITDA attributable to other equity interests represents the FFO and EBITDA attributable to owners other than the interests to be acquired by SEI. Prior to the merger, SEI has a de minimis interest in four of the sixty-three entities which is included in the lines "attributable to other equity interests".

     Capital expenditures to maintain facilities for the Real Estate Interests being acquired by SEI were $1,310,000, $1,351,000 and $1,295,000 for the years ended December 31, 1994, 1993 and 1992, respectively, and $541,000 and $490,000 for the six months ended June 30, 1995 and 1994, respectively.

     In connection with the acquisition of the notes receivable and seven properties (100% fee interest being acquired), SEI will assume approximately $4,706,000 in debt consisting of underlying debt related to four of the notes receivable and mortgage debt secured by one of the facilities. This debt bears interest at rates ranging from 7.1% to 9.9% and with maturity dates ranging through the year 2000. SEI believes the cash flow from the Real Estate Interests being acquired will be sufficient to meet the repayment requirements of the debt being assumed.

SEI PRO FORMA

     The following is a discussion of operations after giving effect to (i) the issuance and investment of approximately $500 million of additional capital through the issuance of preferred stock and Common Stock in public offerings and the issuance of Common Stock in connection with the mergers of Public Storage Properties VI, VII and VIII, Inc., and (ii) the proposed merger of PSMI with and into SEI, including the acquisition of the Real Estate Interests; all as if such transactions were completed at the beginning of 1994. This discussion is based on the unaudited Pro-Forma Balance Sheet as of June 30, 1995 and the Statements of Income for the six-month period ended June 30, 1995 and the year ended December 31, 1994. Upon completion of the Merger, including the acquisition of the Real Estate Interests, SEI will be a fully integrated, self-advised and self-managed REIT. SEI will acquire the "Public Storage" name and trademark, proprietary operating systems, property management agreements on over 1,100 facilities and equity interest in over 500 geographically diversified facilities.

     Operating Results - SEI Historical compared to SEI Pre-Merger Pro Forma

     Six months ended June 30, 1995.  Pre-Merger pro forma net income for the
     ------------------------------
six months ended June 30, 1995 was $36,063,000 compared to the historical net income of $29,751,000, representing an increase of $6,312,000. Pro forma net income allocable to the Common Stock increased to $20,413,000 for the six months ended June 30, 1995 compared to historical net income allocable to the Common Stock shareholders of $16,443,000 for the same period, representing an increase of $3,970,000. The increases in net income and net income allocable to the Common Stock were the result of (i) the additional issuances of equity securities during 1995, and the use of the proceeds therefrom to acquire additional real estate assets, and (ii) the merger transactions with Public Storage Properties VI, Inc. (completed February 28, 1995) and Public Storage Properties VII, Inc., (completed June 30, 1995), as if such transactions were completed at the beginning of the period. Pre-Merger pro forma net income per share of Common Stock was $.48 per share (based on weighted average shares outstanding of 42,108,048) for the six months ended June 30, 1995 compared to the historical net income per share of Common Stock of $.50 (based on weighted average shares of Common Stock outstanding of 32,707,556) for the same period. The decrease in net income per share of Common Stock is principally due to additional depreciation expense as a result of the acquisition of additional real estate facilities combined with additional preferred stock dividends.

     During 1995, SEI issued in public offerings shares of its Series E Preferred Stock (February 1, 1995, net proceeds of $52.9 million), Series F Preferred Stock (May 3, 1995, net proceeds of $55.5 million) and Common Stock (May 31, 1995, net proceeds of $82.0 million). The aggregate net proceeds have been used to fund the cash portion of the acquisition cost of real estate facilities, limited partnership units in the PSI limited partnerships and mergers.

     During the first six months of 1995, SEI acquired 88 real estate facilities (including 61 real estate facilities acquired in connection with the mergers of Public Storage Properties VI, Inc. and Public Storage Properties VII, Inc.). Since June 30, 1995, SEI acquired an additional 23 real estate facilities and is currently in the process of acquiring an additional 13 real estate facilities. Rental income, cost of operations and depreciation expense all increased compared to the respective historical amounts due to the operating results of real estate facilities acquired during 1995 (including those real estate facilities in which SEI is currently in the process of acquiring). These transactions increased SEI's capitalization by approximately $250 million and resulted in an increase in its wholly-owned property portfolio from 143 to 267.

     The consideration for the above real estate facilities included cancellation of mortgage notes receivable, assumption of mortgage debt and cash. As a result, interest income decreased related to the canceled mortgage notes receivable and interest expense increased to reflect additional interest expense on the assumed mortgage debt.

     Year Ended December 31, 1994.  Pre-Merger pro forma net income for the
     ----------------------------
year ended December 31, 1994 was $68,682,000 compared to the historical net income of $42,118,000, representing an increase of $26,564,000. Pre-Merger pro forma net income allocable to the Common Stock increased to $37,476,000 for the year ended December 31, 1994 compared to historical net income allocable to Common Stock of $25,272,000 for the same period, representing an increase of $12,204,000. The increases in net income and net income allocable to the Common Stock were the result of (i) the additional issuances of equity capital during 1994 and 1995, and the use of the proceeds therefrom to acquire additional real estate assets, and (ii) the merger transactions with Public Storage Properties VI, Public Storage Properties VII, Inc. and Public Storage Properties VIII, Inc. Pre-Merger pro forma net income per share of Common Stock was $.90 per share (based on weighted average shares outstanding of 41,844,644) for the year ended December 31, 1994 compared to the historical net income per share of $1.05 (based on weighted average shares of Common Stock outstanding of 24,077,055) for the same period. The decrease in net income per share of Common Stock is principally due to additional depreciation expense as a result of the acquisition, of additional real estate facilities combined with additional preferred stock dividends.

     In addition to the public offering of equity securities during 1995, SEI issued in public offerings during 1994 shares of its Series C Preferred Stock (June 30, 1994, net proceeds of $28.9 million), Series D Preferred Stock (September 1, 1994, net proceeds of $29.0 million) and Common Stock (February 15, 1994 and November 25, 1994, aggregate net proceeds of $110.3 million). The aggregate net proceeds have been used to fund the cash portion of the acquisition cost of real estate facilities, limited partnership units in the PSI limited partnerships and mergers with Public Storage Properties VI, VII and VIII. These transactions increased SEI's capitalization by approximately $500 million and resulted in an increase in its wholly owned property portfolio from 71 to 267.

     During 1994, SEI acquired 71 mini-warehouse facilities and one business park facility (including 23 facilities acquired in the merger with Public Storage Properties VIII, Inc.). Rental income, cost of operations and depreciation expense all increased compared to the respective historical amounts due to the operating results of real estate facilities acquired during 1994 and 1995 (including those real estate facilities in which SEI is currently in the process of acquiring).

     The consideration for the above real estate facilities included cancellation of mortgage notes receivable, assumption of mortgage debt and cash. As a result, interest income decreased related to the canceled mortgage notes receivable and interest expense increased to reflect additional interest expense on the assumed mortgage debt.

     Throughout 1994 and 1995, pursuant to cash tender offers, SEI acquired limited partnership units in each of the PSI limited partnerships. These acquisitions have resulted in reductions to the "Minority interest in income" from what it would otherwise have been in the absence of such acquisitions, and accordingly, have increased SEI's share of the consolidated PSI limited partnerships' income. As a result of these acquisitions, minority interest in income decreased from $9,481,000 to $6,918,000.

     Operating Results - SEI Pre-Merger Pro Forma compared to Post-Merger Pro Forma

     Upon consummation of the Merger, (i) PSMI will be merged with and into SEI, which will be the surviving corporation, (ii) SEI will be renamed "Public Storage, Inc.," and (iii) the capital stock of PSMI will be converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment.

     Immediately following the Merger, SEI will become self managed and self advised, and will own the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses and one commercial property, (5) equity interests in 16 REITs which, exclusive of SEI's facilities, own an aggregate of 219 mini-warehouses and 13 commercial properties, (6) property management contracts, exclusive of SEI's facilities, for 604 mini-warehouses and 26 commercial properties (563 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to mini-warehouse tenants and others.

     Six months ended June 30, 1995.  Post-Merger pro forma net income for the
     ------------------------------
six months ended June 30, 1995 was $53,317,000 compared to the Pre-Merger pro forma net income of $36,063,000, representing an increase of $17,254,000 or 48%. Post-Merger pro forma net income allocable to Common Stock increased to $37,667,000 for the six months ended June 30, 1995 compared to the Pre-Merger pro forma net income allocable to Common Stock of $20,413,000 for the same period or an increase of 85%. Post-Merger pro forma net income per share of Common Stock was $.52 per share or 8% higher (based on weighted average shares outstanding of 72,108,048) for the six months ended June 30, 1995 compared to the Pre-Merger pro forma net income per share of $.48 (based on weighted average shares outstanding of 42,108,048) for the same period. The lower increase in per share income of 8% compared to the 85% increase in net income allocable to the Common Stock is due to the significant increase (71%) in the number of shares of Common Stock issued as a result of the Merger.

     The Post-Merger pro forma net income increased as a result of (i) property operations of the seven wholly owned properties, (ii) interest income and expense related to the all-inclusive deeds of trust, (iii) equity in earnings of limited partnerships and REITs, (iv) facility management fees and operating expenses relating to the property management contracts, (v) the elimination of the advisory fee as a result of becoming self advised offset in part by additional administrative costs, reflecting primarily executive compensation and rent previously paid for by the Adviser and (vi) operating results of the merchandise company.

     Year ended December 31, 1994.  Post-Merger pro forma net income for the
     ----------------------------
year ended December 31, 1994 was $100,147,000 compared to the Pre-Merger pro forma net income of $68,682,000, representing an increase of $31,465,000, or 46%. Post-Merger pro forma net income allocable to Common Stock increased to $68,941,000 for the year ended December 31, 1994 compared to the Pre-Merger pro forma net income allocable to Common Stock of $37,476,000 for the same period, an increase of 84%. Post-Merger pro forma net income per share of Common Stock was $.96 per share or 7% higher (based on weighted average shares outstanding of 71,844,644) for the year ended December 31, 1994 compared to the Pre-Merger pro forma net income per share of $.90 (based on weighted average shares outstanding of 41,844,644) for the same period. The lower increase in per share income of 7% compared to 84% increase in net income allocable to Common Stock is due to the significant increase in the number of shares to be issued as a result of the Merger.

     Similar to the six months ended June 30, 1995, Post-Merger pro forma net income increased as a result of (i) property operations of the seven wholly owned properties, (ii) interest income and expense related to the all-inclusive deeds of trust, (iii) equity in earnings of real estate entities with respect to the acquired partnership and equity interests in limited partnerships and REITs, respectively, (iv) facility management fees and operating expenses relating to the property management contracts, (v) the elimination of the advisory fee as a result of becoming self-advised, offset in part by additional administrative costs, reflecting primarily executive compensation and rent previously paid for by the Adviser, and (vi) operating results of the merchandise company.

       Liquidity and Capital Resources

       Capital Structure.  The following table summarizes SEI's capital
       -----------------
  structure on an historic and pro forma (pre- and post-Merger) basis at June 30, 1995:

                                                            At
                                                      June 30, 1995
                                          ----------------------------------------
                                                            SEI           SEI
                                              SEI        Pre-Merger    Post-Merger
                                          (Historical)   (Pro Forma)   (Pro Forma)
                                          -----------    -----------   -----------
                                          (In thousands, except per share data)
       Line of credit with banks......    $        -    $        -     $        -
       Senior notes...................             -             -         68,000
       Mortgage notes payable.........        58,497       103,213        107,919
                                          ----------    ----------     ----------
           Total debt.................        58,497       103,213        175,919

       Minority interest..............       131,536       124,848        124,848

       Shareholders' equity:
         Senior Preferred Stock.........     277,650       277,650        277,650
         Convertible Preferred Stock....      57,500        57,500         57,500
         Common Stock...................     557,514       557,514      1,112,954
         Class B Common Stock...........           -             -            700
                                          ----------    ----------     ----------
           Total shareholders' equity...     892,664       892,664      1,448,804
                                          ----------    ----------     ----------
       Total capitalization...........    $1,082,697    $1,120,725     $1,749,571
                                          ==========    ==========     ==========
       Book value per share of
         Common Stock.................        $13.26        $13.26         $15.46
                                          ==========    ==========     ==========

       Comparison of Historical vs. Post-Merger Pro Forma Capitalization.
       -----------------------------------------------------------------

       . Total shareholders' equity will increase by approximately $556.1 million or 62%, which will be directly attributable to the Common Stock issued in the Merger.

       . Total debt will increase from the historical amount of $58.5 million at June 30, 1995 to $175.9 million. The increase in debt is principally the result of (i) mortgage debt ($44.7 million) either assumed or estimated to be assumed in connection with property acquisitions subsequent to June 30, 1995 combined with the assumption of (ii) senior notes payable ($68.0 million) to be assumed in connection with the Merger and (iii) mortgage debt of $4.7 million in connection with the Merger.

       . Preferred stock as a percentage of total shareholders' equity will decrease from approximately 31% (historical) at June 30, 1995 to approximately 19% on a Post-Merger pro forma basis at June 30, 1995.

       . SEI's debt to equity ratio will increase from 7% (historical) to 12% (Post-Merger), however, its ratio of earnings to fixed charges (interest expense and preferred stock dividends) improves from 2.22 for 1994 to 2.48 on a Post-Merger pro forma basis for the same period due to the overall reduction in leverage (debt and preferred stock to total capitalization) from 36% to a Post-Merger pro-forma of 29% of total capitalization.

       Funds available for principal payments and investment.  SEI anticipates
       -----------------------------------------------------
  that funds provided by operating activities will continue to be sufficient over at least the next 12 months to provide for capital improvements, debt service requirements and distributions to shareholders.

       The following table summarizes SEI's ability to pay the minority interests' distributions, its distributions to the preferred and Common Stock shareholders and fund capital improvements to maintain the facilities through the use of funds provided by operating activities. The remaining funds are available to make both scheduled and optional principal payments on debt, pay distributions on Common Stock and for investment.

                                            Six Months Ended June 30, 1995                  Year Ended December 31, 1994
                                      -------------------------------------------    -------------------------------------------
                                                        SEI             SEI                             SEI             SEI
                                         SEI         Pre-Merger      Post-Merger         SEI         Pre-Merger      Post-Merger
                                     (Historical)    (Pro Forma)     (Pro Forma)     (Historical)    (Pro Forma)     (Pro Forma)
                                     ------------    -----------     ------------    ------------    -----------     -----------
                                                                        (amounts in thousands)
Net income........................   $ 29,751        $ 36,063         $ 53,317       $ 42,118        $ 68,682         $100,147
Depreciation and amortization.....     16,926          20,747           23,987         28,274          40,971           47,496
Depreciation from unconsolidated
 real estate entities.............          -               -           10,639              -               -           21,227
Minority interest in income.......      3,715           3,570            3,570          9,481           6,918            6,918
Less:  Gain on disposition of
 real estate......................          -               -                -              -            (203)            (203)
Amortization of discounts on
 mortgage notes receivable........        (67)              -                -           (693)              -                -
                                     --------        --------         --------       --------        --------         --------
Funds provided by operating
 activities.......................     50,325          60,380           91,513         79,180         116,368          175,585
FFO allocable to minority
 interests........................     (9,107)         (8,721)          (8,721)       (23,037)        (17,569)         (17,569)
                                     --------        --------         --------       --------        --------         --------
FFO...............................     41,218          51,659           82,792         56,143          98,799          158,016
Less: preferred stock dividends...    (13,308)        (15,650)         (15,650)       (16,846)        (31,206)         (31,206)
                                     --------        --------         --------       --------        --------         --------
FFO allocable to Common Stock.....     27,910          36,009           67,142         39,297          67,593          126,810

Capital improvements to
-----------------------
 maintain facilities:
 --------------------
  Mini-warehouses.................     (2,397)         (3,076)          (3,084)        (6,360)        (10,322)         (10,366)
  Business parks..................       (909)           (909)            (909)        (1,952)         (1,952)          (1,952)

Add back: minority
 interest share of capital
 improvements to maintain
 facilities.......................        859             800              800          2,948           2,455            2,455
                                     --------        --------         --------       --------        --------         --------

Funds available for
 principal payments,
 distributions on Common
 Stock and investment.............     25,463          32,824           63,949         33,933          57,774          116,947

Cash distributions on
 Common Stock.....................    (14,886)        (18,332)         (31,532)       (21,249)        (34,628)         (60,128)
                                     --------        --------         --------       --------        --------         --------

Funds available for
 principal payments and
 investment.......................   $ 10,577        $ 14,492         $ 32,417       $ 12,684        $ 23,146         $ 56,819
                                     ========        ========         ========       ========        ========         ========

       For the six months ended June 30, 1995, Post-Merger pro forma FFO was $82,792,000 compared to the Pre-Merger FFO of $51,659,000, representing an increase of $31,133,000. Post-Merger pro forma FFO allocable to Common Stock (after deducting preferred stock dividends) was $67,142,000 compared to the Pre-Merger amount of $36,009,000 for the six months ended June 30, 1995. Post-Merger pro forma weighted average shares of Common Stock outstanding during the period was 72,108,048 compared to Pre-Merger weighted average shares of Common Stock of 42,108,048. Historically, SEI's FFO allocable to Common Stock was $27,910,000 for the six months ended June 30, 1995 (32,707,556 weighted average shares of Common Stock outstanding).

       For the year ended December 31, 1994, Post-Merger pro forma FFO was $158,016,000 compared to the Pre-Merger pro forma FFO of $98,799,000, representing an increase of $59,217,000. Post-Merger pro forma FFO allocable to Common Stock (after deducting preferred stock dividends) was $126,810,000 compared to the Pre-Merger amount of $67,593,000 for the year ended December 31, 1994. Post-Merger pro forma weighted average shares of Common Stock outstanding during the period was 71,844,644 compared to Pre-Merger weighted average shares of Common Stock outstanding of

41,844,644. Historically, SEI's FFO applicable to Common Stock was $39,297,000 for the year ended December, 31, 1994 (24,077,055 weighted average shares of Common Stock outstanding).

     On a historical basis, for the six months ended June 30,1995 and the year ended December 31, 1994, SEI retained $10.6 million and $12.7 million, respectively, of funds to make principal payments on debt and additional investments. On a Post-Merger, pro forma basis for the six months ended June 30, 1995 and the year ended December 31, 1994, SEI would have retained $32.4 million and $56.8 million, respectively, to make principal payments on debt and additional investments. After considering distributions paid to other investors related to the Real Estate Interests, SEI would have retained $23.5 million and $40.1 million on a Post Merger pro forma basis for the six months ended June 30, 1995 and the year ended December 31, 1994, respectively.

     SEI will be accounting for the Real Estate Interest using the equity method of accounting, and accordingly, earnings will be recognized based upon SEI's interest in each of the partnerships and REITs. The interest for a period is based upon SEI's share of the increase or decrease in the net assets of the entities. Provisions of these partnerships and REITs, however, provide for the payment of preferred cash distributions to other investors (until certain specified amounts have been paid) without regard to the pro rata interest of all investors in current earnings. As a result, actual cash distributions to be paid to SEI for a period of time will be less than SEI's FFO from these entities. On a pro forma basis, FFO distributable to SEI during 1994 and the six months ended June 30, 1995 would have been approximately $16.7 million and $8.9 million, respectively, less than FFO. Preferred cash distributions paid to other investors during each period have the effect of increasing SEI's economic interest in each of the respective entities and reducing the amount of future preference payments which must be paid to other investors before cash distributions will be shared on a pro rata basis with respect to each investor's actual interest. The aggregate future preference payments to other investors is approximately $130 million and is expected to be paid over approximately 15 years, with approximately 50% of the amount being paid over the next 3.5 years.

     SEI's Post-Merger pro forma debt at June 30, 1995 is estimated to be $175,919,000. Approximate principal maturities are as follows:

        1995 (July 1995 - December 1995)...........   $  1,341,000
        1996.......................................     15,913,000
        1997.......................................     11,109,000
        1998.......................................     11,476,000
        1999.......................................     23,948,000
        Thereafter.................................    112,132,000
                                                      ------------
        Total......................................   $175,919,000
                                                      ============

     SEI's low leverage, substantially unencumbered asset base and its $125 million line of credit provide it with a significant degree of financial flexibility (both historically and pro forma, post-merger).

     Distributions.  SEI has a conservative distribution policy that is, among
     -------------
other things, supported by FFO allocable to Common Stock and SEI's requirement to maintain its REIT status. SEI's conservative distribution policy permits it, after funding its distributions and capital improvements, to retain significant funds to make additional investments and debt reductions. During 1992, 1993, 1994 and the first six months of 1995, SEI distributed to Common Stock shareholders 66%, 59%, 54% and 53% of its FFO allocable to Common Stock, respectively, allowing it to retain approximately $35 million after capital improvements and preferred stock dividend requirements. Historical distributions to shareholders during 1994 and the first six months of 1995 were as follows:

                                        Six Months Ended June 30,        Year Ended December 31,
                                                  1995                            1994
                                      -----------------------------   -----------------------------
                                      Distributions       Total       Distributions       Total
                                        Per Share     Distributions     Per Share     Distributions
                                      -------------   -------------   -------------  --------------
Series A Preferred Stock.............   $1.250        $ 2,282,000          $2.500     $ 4,563,000
Series B Preferred Stock.............    1.150          2,744,000           2.300       5,340,000
Series C Preferred Stock.............    1.066          1,279,000           1.042       1,250,000
Series D Preferred Stock.............    1.188          1,426,000           0.792         950,000
Series E Preferred Stock.............    1.042          2,286,000               -               -
Series F Preferred Stock.............    0.400            919,000               -               -
Convertible Preferred Stock..........    1.031          2,372,000           2.063       4,743,000
                                                      -----------                     -----------
                                                       13,308,000                      16,846,000
Common Stock.........................    0.440         14,886,000           0.850      21,249,000
                                                      -----------                     -----------
                                                      $28,194,000                     $38,095,000
                                                      ===========                     ===========

     On a Post-Merger, pro forma basis, SEI's distributions to Common Stock shareholders would have been approximately 47% of its FFO available to Common Stock shareholders for both the year ended December 31, 1994 and the six months ended June 30, 1995.

     As a REIT, SEI is not taxed on that portion of its taxable income which is distributed to its shareholders provided that at least 95% of its taxable income in any year is so distributed prior to filing of SEI's tax return with respect to such year. SEI has satisfied the REIT distribution requirement since 1980. SEI has satisfied the REIT distribution requirement for 1992, 1993 and 1994 by attributing distributions in 1993, 1994 and 1995 to the prior year's taxable income. SEI may be required, over each of the next several years, to attribute distributions made after the close of the taxable year to the prior year, but shareholders will be treated for federal income tax purposes as having received such distributions in the taxable years in which they are actually made.

     As a result of the Merger with PSMI, SEI's taxable income will increase substantially. Further, as a result of: (i) the lack of distributions on the Class B Common Stock for a minimum of four years and (ii) the taxable income-related to PSMI (approximately $38 million in 1994) exceeding the distributions on the Common Stock issued ($.88/share or $26.4 million/year), SEI's overall level of distributions may have to increase.

     Future Transactions.  SEI intends to continue to expand its asset and
     -------------------
capital base through the acquisition of real estate assets and interests in real estate assets from unaffiliated parties and affiliates of PSI through direct purchases, merger, tender offers or other transactions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     c.  Exhibits.
         --------

         2. Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and Storage Equities, Inc. dated as of June 30, 1995 (the "Agreement and Plan of Reorganization"), and form of Agreement of Merger between Storage Equities, Inc. and Public Storage Management, Inc. (Exhibit A to the Agreement and Plan of Reorganization).

        23.  Consent of Ernst & Young LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                STORAGE EQUITIES, INC.

Date:  September 7, 1995                        By: /s/ Harvey Lenkin
     ------------------------                      -----------------------------
                                                    Harvey Lenkin
                                                    President